UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A (Amendment No. 1)

(Rule 14a-101)

Information Required In Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Local.com Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

The sole purpose of this revision to the original definitive proxy statement (the “Proxy Statement”) of Local.com Corporation (the “Company”), filed with the Securities and Exchange Commission on June 12, 2012, is to correct a typographical error contained in Proposal 3 of the Proxy Statement at Page 55.

Specifically, in the section titled “Burn Rate Commitment” on Page 55 of the Proxy Statement, the Registrant noted that “For the purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 1.41 shares.”

In fact, such sentence should have provided that “For the purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 1.5 shares.”

The Registrant fully intends to abide by the Burn Rate Commitment as if the language was correctly stated.

7555 Irvine Center Drive

Irvine, CA 92618

June 27, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Local.com Corporation on August 7, 2012, at 9:00 a.m., local time, at the offices of Dorsey & Whitney LLP, Plaza Tower, 600 Anton Boulevard, Suite 2000, Costa Mesa, CA 92626. We look forward to greeting those stockholders who are able to attend.

At the meeting, you are being asked to elect John E. Rehfeld, as our Class II member to our Board of Directors; to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending 2012; to approve an amendment to our 2011 Omnibus Incentive Plan (the “Plan”) to increase the maximum aggregate number of shares of common stock which may be issued under the Plan by 1,800,000 additional shares of common stock, less the total number of shares of common stock that have been issued under the Plan from January 1, 2012, through the date of adoption of the amendment; and to provide an advisory vote on executive compensation disclosed in this proxy statement.

It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date, and return your proxy in the enclosed envelope at your earliest convenience.

As always, your interest and participation in the affairs of Local.com are greatly appreciated. Thank you for your continued support.

Sincerely,

The Board of Directors
Local.com Corporation

7555 Irvine Center Drive

Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 7, 2012

June 27, 2012

To our Stockholders:

The 2012 Annual Meeting of Stockholders of Local.com Corporation (the “Company”) will be held at the offices of Dorsey & Whitney LLP, Plaza Tower, 600 Anton Boulevard, Suite 2000, Costa Mesa, CA 92626 on August 7, 2012, beginning at 9:00 a.m. PDT for the following purposes, each as more fully described in the proxy statement accompanying this Notice:

(1) To elect one director as our Class II member of the Company’s Board of Directors for a three-year term expiring in 2015;

(2) To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(3) To approve an amendment to the Company’s 2011 Omnibus Incentive Plan (the “Plan”) to increase the maximum aggregate number of shares of common stock, par value $0.00001 per share, which may be issued under the Plan by 1,800,000 additional shares of common stock, less the total number of shares of common stock that have been issued under the Plan from January 1, 2012, through the date of adoption of the amendment as described in the attached proxy;

(4) To provide an advisory vote on executive compensation disclosed in this proxy statement; and

(5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on June 11, 2012, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All of our stockholders are cordially invited to attend the annual meeting in person. It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, PLEASE COMPLETE, SIGN AND DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time in accordance with the procedures set forth in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 7, 2012. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2011 Annual Report on Form 10-K are also available at http://ir.local.com/proxy

Your vote is very important regardless of the number of shares you own, please read the attached proxy statement carefully, and complete, sign, date and return the enclosed proxy card or voting instruction form as promptly as possible.

By Order of the Board of Directors,

HEATH B. CLARKE
Chief Executive Officer and Chairman

7555 Irvine Center Drive

Irvine, CA 92618

PROXY STATEMENT

This proxy statement is furnished to the stockholders of Local.com Corporation (the “Company,” “Local.com,” “Local,” “Local Corporation,” “we,” “us” or “our”), a Delaware corporation, in connection with the solicitation by the Board of Directors of Local.com of proxies for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 7, 2012, beginning at 9:00 a.m., PDT, at the offices of Dorsey & Whitney LLP, Plaza Tower, 600 Anton Boulevard, Suite 2000, Costa Mesa, CA 92626, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying Proxy are first being mailed to our stockholders on or about June 27, 2012. When your proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 7, 2012: The Notice of Annual Meeting of Stockholders, Proxy Statement and 2011 Annual Report on Form 10-K are also available at http://ir.local.com/proxy.

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including:

•	To elect one director as our Class II member of the Company’s Board of Directors (the “Board”) for a three-year term expiring in 2015 (Proposal 1);

•	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 2);

•

To approve an amendment to the Company’s 2011 Omnibus Incentive Plan to increase the maximum aggregate number of shares of common stock, par value $0.00001 per share, which may be issued under such plan by 1,800,000 additional shares of common stock, less the total number of shares of common stock that have been issued under the Plan from January 1, 2012, through the date of adoption of the amendment (Proposal 3);

•	To provide an advisory vote on executive compensation disclosed in this proxy statement (Proposal 4);

•	To transact such other business as may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on June 11, 2012, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on the close of business on June 11, 2012, you will be entitled to vote all of the shares that you held at that time at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at our principal business office, 7555 Irvine Center Drive, Irvine, CA 92618, for a period of ten days prior to the Annual Meeting.

How many shares of our Common Stock are outstanding and what are the voting rights of the holders of those shares?

On June 11, 2012, the record date for the Annual Meeting, 22,087,646 shares of our common stock, $0.00001 par value (our “Common Stock”) were outstanding. Each of the holders of the outstanding shares of our Common Stock on the record date will be entitled to one vote on each matter for each share of Common Stock held.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and guests may accompany each attendee. Registration will begin at 8:45 a.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding on the record date, will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal are counted by us for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will also be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum. Brokers or other nominees who hold shares of our Common Stock in street name for a beneficial owner of those shares generally have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the Annual Meeting, the proxy holders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may vote in person. We encourage you, however, to submit the enclosed proxy card in advance of the Annual Meeting. In addition, ballots will be available for registered stockholders to vote in person at the Annual Meeting. Stockholders who hold their shares in “street name” may vote in person at the Annual Meeting only by obtaining a proxy form from the broker or other nominee that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder (that is, if you hold your stock in certificate form) you may not vote by telephone or electronically since we do not have that capability. Registered stockholders must follow the instructions included with that proxy card. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically and what deadlines may apply to your ability to vote your shares by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. As a registered stockholder, you may change your vote (also known as revoking your proxy) at any time before the proxy is voted at the Annual Meeting by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. Written notice of revocation and other communications with respect to the revocation of proxies should be addressed to Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618, Attn: Corporate Secretary. In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request that your proxy be suspended, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine how to change your vote.

Who will bear the cost of soliciting votes for the Annual Meeting?

The solicitation of proxies will be conducted by mail, and Local.com will bear the costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial holders of Common Stock. Local.com may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. Local.com may generate other expenses in connection with the solicitation of proxies for the Annual Meeting. To date the total expenses incurred by Local.com in connection with the solicitation of proxies is approximately $15,000 and an additional $15,000 in expenses is anticipated.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of one director as a Class II member of the Company’s Board, as described under Proposal 1 herein;

•

FOR the ratification of the Board of Directors’ appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, as described under Proposal 2 herein;

•

FOR the approval of an amendment to the Company’s 2011 Omnibus Incentive Plan to increase the maximum aggregate number of shares of Common Stock which may be issued under such plan by 1,800,000 additional shares of common stock, less the total number of shares of common stock that have been issued under the Plan from January 1, 2012, through the date of adoption of the amendment, as described in Proposal 3 herein; and

•	FOR the advisory vote on executive compensation disclosed in this proxy statement, as described under Proposal 4 herein.

With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards.

What vote is required to approve each of the proposals?

For Proposal 1: We have adopted, pursuant to our bylaws, a plurality voting standard with respect to the election of directors. As such, the nominee for Class II director with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting (in other words, a plurality), shall be elected as our Class II director to serve until our annual meeting of stockholders in 2015 and/or until his successor is duly elected and qualified. As brokers will not have discretionary voting power on the election of our Class I or Class III directors at the Annual Meeting, there will be “broker non-votes” for such matter. If you do not instruct your broker how to vote with respect to the election of our Class I and Class III directors, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” will not count as votes “For” or to “Withhold Authority.”

For Proposal 2: The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Additionally, brokers may have discretionary authority to vote on the ratification of our independent registered public account firm and, as such, there would not be expected to be broker non-votes in connection with that proposal.

For Proposal 3: The proposal to approve an amendment to the Company’s 2011 Omnibus Incentive Plan to increase the maximum aggregate number of shares of Common Stock which may be issued under such plan by 1,800,000 additional shares of common stock, less the total number of shares of common stock that have been issued under the Plan from January 1, 2012, through the date of adoption of the amendment, requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Additionally, brokers may have discretionary authority to vote on the approval of an amendment to the Company’s 2011 Omnibus Incentive Plan to increase the maximum aggregate number of shares of Common Stock which may be issued under such plan by 1,800,000 additional shares of common stock, less the total number of shares of common stock that have been issued under the Plan from January 1, 2012, through the date of adoption of the amendment and, as such, there would not be expected to be broker non-votes in connection with that proposal.

For Proposal 4: The advisory vote to approve our executive compensation, as described in this proxy statement, requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in absence of voting instructions from the beneficial owner.

What effect do abstentions and broker non-votes have on the proposals?

In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. A “broker non-vote” occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, without instructions from the beneficial holder of those shares. As such, your shares will count for purposes of determining whether a quorum exists for the Annual Meeting if your broker votes on the routine matter, with or without your proxy. However, brokers are no longer permitted to vote on the election of directors without instruction from the beneficial owner of the shares.

Who will count the votes?

Members of the Company’s management will tabulate the votes and act as Inspector of Elections.

Where can I find the voting results of the Annual Meeting?

Local.com will announce preliminary voting results at the annual meeting and publish final results in a current report on Form 8-K.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

As permitted by applicable law, for stockholders who have requested a printed copy of the proxy materials, only one copy of the proxy materials, which include the proxy statement and the 2011 Annual Report, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified Local.com of their desire to receive multiple copies of the proxy materials. Local.com will promptly deliver within 30 days, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of this proxy statement and/or the 2011 Annual Report, or if you desire to receive a separate copy of this proxy statement and/or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618, or by telephone at (949) 784-0800.

If a broker, bank or other nominee holds your Local.com shares, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement and/or the 2011 Annual Report, or wish to receive multiple copies of proxy materials in the future if you reside at the same address as another stockholder and only one copy was delivered to you.

Are proxy materials for the 2012 Annual meeting available electronically?

Yes. This proxy statement and the 2011 Annual Report are available electronically at http://ir.local.com/proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation, as amended, provides for a Board comprised of not less than three nor more than seven directors and authorizes the Board to set the number of directors within that range by a majority vote from time to time. Our Amended and Restated Certificate of Incorporation, as amended, also divides our Board into three classes with staggered terms. Our number of directors is currently set at five and will be reduced to four from five, effective immediately following the 2012 Annual Meeting of Stockholders, with two directors in Class I and one director in each of Class II and III. The number of directors was increased to six in April 2011 and reduced to five in May 2012 following the resignation from the Board of Lowell W. Robinson on April 30, 2012, and will be further reduced to four directors following the planned departure of Theodore Lavoie from the Board at the end of his term this year. Such reduction in the number of directors was undertaken pursuant to the authority of the Board pursuant to our Amended and Restated Certificate of Incorporation, as amended, until the 2012 Annual Meeting. As such, at the 2012 Annual Meeting, only the Class II director will be elected and the Board has nominated John E. Rehfeld for election as the Class II director. Unless you specifically withhold authority in the attached proxy for the election of Mr. Rehfeld as a Class II director, the person named in the attached proxy will vote FOR the election of John E. Rehfeld. Mr. Rehfeld will be elected to serve a three year term expiring at the annual meeting in 2015 and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Our nominee has consented to serve if elected. If the nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that the nominee will be unable or unwilling to serve.

Our bylaws provide for the election of nominees to the Board based on a plurality of the votes received at a meeting called for the purpose of electing directors. As such, the nominee with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting, shall be elected as our Class II director.

The Board recommends a vote “FOR” the election of the nominee for director. If you fail to vote your shares or instruct your broker on how to vote your shares, your broker will not be able to vote on your behalf with respect to the election of the nominees for director.

The following provides information regarding our nominee as the Class II member to the Board, his age, the year in which he first became a director of the Company, his principal occupation or employment during the past five years and any family relationship with any other director or our executive officers:

Class II Nominee

Name	Director Since	Age as of 6/11/12	Business Experience, Directorships and Director Qualifications
John E. Rehfeld (NC)(A)	2005	72

Business Experience: Mr. Rehfeld is currently the adjunct professor of marketing and strategy for the Executive MBA Program at Pepperdine University (since 1998) and the University of San Diego (since 2009).

Directorships: Mr. Rehfeld is currently a Director of Lantronix, Inc. (since May 2010). Mr. Rehfeld was previously a Director of ADC Telecommunication, Inc. (from September 2004 to December 2010) and Primal Solutions, Inc. (from December 2008 to June 2009). Additionally, Mr. Rehfeld currently holds directorships with a number of private companies.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Rehfeld to serve as a Director of the Company: Over 30 years executive experience in high growth industries, including prior experience as a chief executive officer of a number of companies; prior and current experience serving as a director of a number of public and private companies; and a distinguished educational background, including a Masters of Business Administration degree from Harvard University and a Bachelor of Science degree in Chemical Engineering from the University of Minnesota, as well as his current positions as adjunct professor of marketing and strategy for the Executive MBA Programs at Pepperdine and the University of San Diego.

The following provides information regarding the other members of the Board continuing in office or leaving office at the end of their term following the 2012 Annual Meeting, their age, the year in which they first became a director of the Company, their principal occupations or employment during the past five years and any family relationship with any other director or our executive officers:

Directors Continuing in Office Until 2012 (Class II):

Name	Director Since	Age as of 6/11/12	Business Experience, Directorships and Director Qualifications
Theodore E. Lavoie (AC) (N)	1999	58

Business Experience: Mr. Lavoie has served as an independent management consultant to the renewable fuel/waste-to-energy market since May 2009. From June 2007 to May 2009, he was Vice President of Strategic Development of Greenline Industries, a biodiesel production equipment manufacturer. From May 2006 to June 2007, he was Chief Executive Officer of Greenline Industries. From January 2005 to May 2006, Mr. Lavoie was an independent financial consultant.

Directorships: In the past five years, Mr. Lavoie has held no other public company directorships, though he has served on the board and executive committee of a private emerging market company and as a director of Financial Executives International, San Francisco (from 2004 to 2007). Mr. Lavoie also serves as an Advisory Board member of The Salvation Army, Golden State Division.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Lavoie to serve as a Director of the Company: Experience as a chief executive officer in an emerging market industry; experience as a chief financial officer; over 25 years senior execute experience in managing start-ups and high-growth companies; finance experience in the public and private capital markets, global risk and financial services; and strong educational background having earned his Masters of Business Administration degree and Bachelor of Science degree in Business Administration from Loyola Marymount University.

Directors Continuing in Office Until 2013 (Class III):

Name	Director Since	Age as of 6/11/12	Business Experience, Directorships and Director Qualifications
Heath B. Clarke	1999	43

Business Experience: Mr. Clarke has served as our Chief Executive Officer since January 2001, and served as President from March 1999 to December 2000. Mr. Clarke has also served as Chairman of our Board since 1999.

Directorships: Mr. Clarke has held no other public company directorships in the past five years.

Qualifications: The Board of Directors has concluded that the following experience, qualification and skills quality Mr. Clarke to serve as a Director of the Company: The Chief Executive Officer should serve on the Board of Directors in light of the Chief Executive Officer’s day-to-day knowledge in managing the Company’s operations.

Directors Continuing in Office Until 2014 (Class I):

Name	Director Since	Age as of 6/11/12	Business Experience, Directorships and Director Qualifications
Philip K. Fricke (A) (N)	2003	66

Business Experience: Mr. Fricke is President of PKF Financial Consultants, Inc., a private company he founded in March 2001, which provides financial communications services and advisory services to public and private companies.

Directorships: In the past five years, Mr. Fricke has held one other public company directorship with MI Developments Inc. (from August 2003 to May 2009).

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Fricke to serve as a Director of the Company: Over 25 years experience as a Wall Street financial analyst; significant experience gained as a director of another public company; and a strong educational background with a Bachelor of Arts degree and a Master of Arts degree in Psychology, as well as a Master of Business Administration degree in Finance and Economics received from Fairleigh Dickinson University.

Name	Director Since	Age as of 6/11/12	Business Experience, Directorships and Director Qualifications
Norman K. Farra Jr. (LD) (N)	2005	43

Business Experience: Mr. Farra has served as a Managing Director, Investment Banking for Aegis Capital, Inc., since January 2012. From December 2009 to December 2011, Mr. Farra served as Managing Director, Investment Banking for R.F. Lafferty & Co. Inc.. From May 2008 to December 2009, he served as Director, Investment Banking for Cresta Capital Strategies, LLC. He was an independent financial consultant from September 2007 to May 2008, and served as Managing Director of Investment Banking for GunnAllen Financial Inc. from August 2006 to September 2007. From June 2001 to August 2006, he was an independent contractor acting as Managing Director of Investment Banking for GunnAllen Financial Inc.

Directorships: In the past five years, Mr. Farra has held no other public company directorships.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Farra to serve as a Director of the Company: Over 22 years experience in the finance, capital markets and financial services industry; significant experience in the investment banking and financial consulting industry; certification from the National Association of Corporate Directors; and a strong educational background, including a Bachelor of Science degree in Business Administration from Widener University.

(LD)	Lead Director

(A)	Member of the Audit Committee

(AC)	Chairman of the Audit Committee

(N)	Member of the Nominating, Compensation and Corporate Governance Committee

(NC)	Chairman of the Nominating, Compensation and Corporate Governance Committee

Committee memberships noted above are as of June 11, 2012. At different times during 2011, Messrs. Lavoie, Farra, Fricke, and Robinson served on the Audit Committee and Messrs. Rehfeld, Lavoie, Fricke and Robinson served on the NCCG Committee.

Director Compensation

The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2011, by members of our Board, unless the director is also a named executive officer:

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Norman K. Farra Jr.(3)	84,974	—	84,974
Philip K. Fricke(4)	86,400	—	86,400
Theodore E. Lavoie(5)	96,750	—	96,750
John E. Rehfeld(6)	105,147	—	105,147
Lowell W. Robinson(7)	46,219	117,247	163,466

(1)	The fair value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Expected life	Volatility	Risk free interest rate	Dividend yield
5.21 years	85.35%	1.87%	None

(2)	Each of Messrs. Farra, Fricke, Lavoie and Rehfeld received a triple grant of their annual option grant in 2009 and as a result, received no option grants in 2010 and 2011.

(3)	As of December 31, 2011, Mr. Farra held options to purchase an aggregate of 138,750 shares of our Common Stock.

(4)	As of December 31, 2011, Mr. Fricke held options to purchase an aggregate of 129,750 shares of our Common Stock.

(5)	As of December 31, 2011, Mr. Lavoie held options to purchase an aggregate of 98,750 shares of our Common Stock.

(6)	As of December 31, 2011, Mr. Rehfeld held options to purchase an aggregate of 124,544 shares of our Common Stock.

(7)	As of December 31, 2011, Mr. Robinson held options to purchase an aggregate of 38,750 shares of our Common Stock. Mr. Robinson resigned as a director of the Company on April 30, 2012.

Non-employee members of the Board receive an annual retainer of $30,000 plus $1,500 for each in-person or telephonic Board meeting attended and $750 for each in-person meeting attended telephonically. The Lead Director receives an annual fee of $12,500. The Chairman of the Audit Committee receives an annual fee of $15,000. The Chairman of the Nominating, Compensation and Corporate Governance Committee receives an annual fee of $10,000. Members of committees of the Board receive $1,200 for each committee meeting attended. In addition, all members of the Board receive an annual grant of an option to purchase 15,000 shares of our Common Stock. Other than Mr. Robinson, our directors had all received an earlier grant of options in 2009 that covered the grant they would typically receive in 2011, therefore they received no grant in 2011. New members to the Board receive a grant of an option to purchase 20,000 shares of our Common Stock and a pro-rata amount of the regular annual grant amount of an option to purchase 15,000 shares of our Common Stock. One-half of each of the options granted to the member of the Board are vested at the time of the grant, and the remaining portions vest in equal monthly installments over the following twelve months. Stock option grants have a post-separation exercise period of two years.

Board Meeting Attendance

Our Board met fourteen times and acted once by unanimous written consent during 2011. During the year, overall attendance by incumbent directors was 100% at Board meetings and 100% at committee meetings to which they had been appointed. At last year’s annual meeting of stockholders, one member of our Board was in attendance.

Director Independence

Director	Independent(1)	Audit Committee Member(2)	Nominating, Compensation and Corporate Governance Committee Member(2)
Heath B. Clarke	No
Norman K. Farra Jr.	Yes		X
Philip K. Fricke	Yes	X	X
Theodore E. Lavoie	Yes	X	X
John E. Rehfeld	Yes	X	X

(1)

The Board has determined that Messrs. Farra, Fricke, Lavoie, and Rehfeld are “independent” within the meaning of the Nasdaq Capital Market (“Nasdaq”) director independence standards, as currently in effect.

The Board further determined that Heath B. Clarke is not independent due to his position as our Chief Executive Officer.

(2)	Committee membership is as of June 11, 2012.

Board Leadership Structure

The Board, in conjunction with the Nominating, Compensation and Corporate Governance Committee, has determined that it is in the best interests of the Company that our Chief Executive Officer, Heath Clarke, serve as Chairman in light of the size of the Company, the size of the overall Board, and his familiarity with the Company’s business, strategy and the industry in general. The Board believes that the dual role of Chairman and Chief Executive Officer allows Mr. Clarke, who is deeply involved in the Company’s day-to-day operations, to best present to the independent directors his ideas for the Company, the challenges facing the Company, the opportunities available to the Company, and the operations of the Company. The independent directors can then utilize their collective experience, oversight and expertise in determining the strategies and priorities the Company should focus its efforts on. Together, the Chairman and CEO and the independent directors make determinations about the strategic direction of the Company, and management is accountable for executing the strategy. The Board believes that this manner of governance appropriately balances the need for an informed and involved Chairman with independent Board oversight. In furtherance of these objectives, the independent directors meet at least four times annually in executive session without management or non-independent directors present. The Board has appointed Norman Farra as lead director to preside at such meetings and to lead the Board in the event a conflict of interest should arise. In the event of an actual or potential conflict of interest involving any director, including the Chairman or lead director, both the Chairman and lead director are both promptly informed.

The Board’s Role in Risk Oversight

The entire Board is engaged in risk oversight, including reviewing management’s operational and financial planning and associated risks. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic. The full Board receives these reports from the appropriate officer within the organization to enable it, pursuant to its Corporate Governance Guidelines, to assess the major risks facing the Company and to review the options to mitigate such risks. Furthermore, the Audit Committee regularly considers policies with respect to risk assessment and risk management as they relate to the Company’s consolidated financial statements and financial reporting process. During meetings of the full Board, the Chairman or other members of the Audit Committee report to the full Board on applicable issues related to risk.

Board Committees

As of June 11, 2012, our Board has two active committees, an Audit Committee and a Nominating, Compensation and Corporate Governance Committee.

Audit Committee

The Audit Committee is currently comprised of Mr. Lavoie as Chairman and Messrs. Fricke and Rehfeld, each of whom satisfies the Nasdaq and Securities and Exchange Commission (“SEC”) rules for Audit Committee membership (including rules regarding independence). The Audit Committee held eight meetings during 2011. The Board has determined that each of Mr. Lavoie and Mr. Rehfeld is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and satisfies the financial sophistication requirements of the Nasdaq listing standards.

The Audit Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities to our stockholders with respect to the integrity of our consolidated financial statements and reports and financial reporting process. Specific responsibilities include:

•

reviewing and recommending to the Board approval of the Corporation’s interim and annual consolidated financial statements and management’s discussion and analysis of results of operation and financial condition related thereto;

•	being directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•

pre-approving, or establishing procedures and policies for the pre-approval of, the engagement and compensation of the external auditor in respect of the provision of (i) all audit, audit-related, review or attest engagements required by applicable law and (ii) all non-audit services permitted to be provided by the independent registered public accounting firm;

•	reviewing the independence and quality control procedures of the independent registered public accounting firm;

•	preparing the Audit Committee report in the Company’s proxy materials in accordance with applicable rules and regulations, when applicable and required;

•

establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal controls, and auditing matters, and (ii) the confidential, anonymous submission of complaints by our employees of concerns regarding questionable accounting or auditing matters; and

•	annually reviewing its charter and recommending any amendments to the Board.

The Audit Committee meets periodically with management to consider the adequacy of our internal controls and the financial reporting process. It also discusses these matters with our independent registered public accounting firm and with appropriate company financial personnel. The Audit Committee reviews our financial statements and discusses them with management and our independent registered public accounting firm before those financial statements are filed with the SEC.

The Audit Committee regularly meets privately with the independent registered public accounting firm. The Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent registered public accounting firm engaged by us to perform the audit of our consolidated financial statement or related work or other audit, review or attestation services for us. The Audit Committee periodically reviews the independent registered public accounting firm’s performance and independence from management. The independent registered public accounting firm has access to our records and personnel and reports directly to the Audit Committee.

The Audit Committee is empowered to retain outside legal counsel and other experts at our expense where reasonably required to assist and advise the Audit Committee in carrying out its duties and responsibilities.

Nominating, Compensation and Corporate Governance Committee

The Nominating, Compensation and Corporate Governance Committee (the “NCCG Committee”) is currently comprised of Mr. Rehfeld as Chairman and Messrs. Farra, Lavoie and Fricke, each of whom satisfies the Nasdaq and SEC rules for membership to the NCCG Committee (including rules regarding independence). The NCCG Committee, which was briefly split into two committees in 2011, including a Compensation Committee and a Nominating and Corporate Governance Committee, collectively held fifteen meetings and acted three times by unanimous written consent during 2011.

The NCCG Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the NCCG Committee’s purpose is to assist the Board in discharging the Board’s responsibilities regarding:

•	the identification, evaluation and recommendation to the board of qualified candidates to become Board members;

•	the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•	the selection of candidates to fill any vacancies on the Board;

•	the periodic review of the performance of the Board and its individual members;

•	the making of recommendations to the Board regarding the number, function and composition of the committees of the Board;

•

the compensation of our chief executive officer and other executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating our compensation plans, policies and programs on an at least annual basis;

•

the evaluation, on an at least annual basis, of the performance of the chief executive officer and other executive officers in light of corporate goals and objectives, and, based on that evaluation, determine the compensation of the Chief Executive Officer and other executive officers, including individual elements of salary and incentive compensation, which includes equity compensation;

•	the review and approval of employment agreements, separation and severance agreements, and other appropriate management personnel;

•	the review and provision of assistance to the Board in developing succession plans for the executive officers and other appropriate management;

•

the recommendation to the Board of compensation programs for non-employee directors, committee chairpersons, and committee members, consistent with any applicable requirements for the listing standards for independent directors and including consideration of cash and equity components of this compensation;

•	the grant of discretionary awards under our equity incentive plans, and the exercise of authority of the Board with respect to the administration of our incentive compensation plans;

•	the consideration of any recommendations that our executive officers may submit for consideration with respect to executive officer or director compensation;

•

the engagement of such outside consultants as the Committee deems necessary or appropriate in order to establish compensation amounts, types and targets with respect to our executive officers and independent directors;

•	the periodic review of and the making of recommendations to the Board with respect to our equity and incentive compensation plans;

•	producing an annual report on executive compensation for inclusion in our proxy materials in accordance with applicable rules and regulations, when applicable and required;

•	the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to us (the “Corporate Governance Guidelines”); and

•	oversight of the evaluation of the Board.

In addition to the powers and responsibilities expressly delegated to the NCCG Committee in its charter, the NCCG Committee may exercise other powers and carry out other responsibilities that may be delegated to it by the Board from time to time, consistent with our bylaws.

Consideration and Determination of Executive and Director Compensation.

The NCCG Committee undertakes a review of executive and director compensation on at least an annual basis. The NCCG Committee applies its established compensation principles to such considerations when determining when and if changes are warranted with respect to the compensation of our executives and directors. The NCCG Committee, as part of its considerations, may review the compensation and compensation philosophies of companies within the Company’s peer group, as established by the NCCG Committee from time to time. The NCCG Committee utilizes a combination of salary, annual cash incentives, long-term, equity based incentives and other benefits to structure executive compensation packages in conformity with its compensation principles, generally with the intent of rewarding performance in a manner that is aligned with stockholder interests. While the NCCG Committee retains authority over all such compensation matters, it may delegate certain matters, such as the administration of certain of its benefits plans, to the Company’s vice president of human resources.

In undertaking all of these processes, the NCCG Committee utilizes a compensation consultant. In the third quarter of 2009, the NCCG Committee engaged Frederic W. Cook & Co. as its outside compensation consultant. This consultant has assisted the NCCG Committee in (1) developing the Company’s peer group and analyzing information relative to such peer group companies from time to time, (2) conducting benchmarking of executive officer cash compensation relative to the peer group, (3) advising on best practices, trends, and developments with respect to executive compensation, and (4) advising on executive employment agreement structure. In 2011, this consultant assisted the NCCG Committee directly with determining appropriate bonus structures for the Company generally and senior management specifically by providing recommendations with respect to proposed bonus structures and comparisons to general best practices with respect to bonus plan structures used by other similarly situated public companies.

Our chief executive officer does provide recommendations to the NCCG Committee as to the compensation of his direct reports, including all of our other Named Executive Officers. These recommendations are not binding on the NCCG Committee, which reserves for itself the final determination of compensation packages for all Named Executive Officers, including the chief executive officer. Our chief executive officer also has an opportunity to discuss with the NCCG Committee his compensation on at least an annual basis.

Director Nomination Process

In selecting director nominees, the Board, through the NCCG Committee, may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to Kenneth S. Cragun, Secretary, c/o Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources such as other Board members or senior management.

The Board, through its NCCG Committee, will consider a number of factors when reviewing potential director nominees. The factors which are considered by the Board and its NCCG Committee include, but are not limited to the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters, the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs, the candidate’s personal and professional integrity, ethics and values, the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience in our industry, the candidate’s experience as a board member of another publicly held company, whether the candidate would be “independent” under applicable standards, whether the candidate has practical and mature business judgment, and the candidate’s academic expertise in an area of our operations.

In identifying, evaluating and selecting future potential director nominees for election at each future annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Board, through its NCCG Committee, engages in a selection process. The Board, through its NCCG Committee, will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. The Board may also hire a search firm if deemed appropriate. All potential new director nominees will be initially reviewed by the NCCG Committee. The members of the NCCG Committee will make an initial determination in their own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the NCCG Committee determines that it is appropriate to proceed, the Chief Executive Officer and at least one additional member of the Board will interview the prospective director candidate(s). The full Board may interview the candidates as well. The NCCG Committee provides informal progress updates to the Board, as appropriate, and meets to consider and recommend final director candidates to the entire Board as necessary. The Board ultimately determines which candidates are nominated or elected to fill a vacancy.

There have been no changes to the procedure by which our stockholders may recommend nominees to our board of directors.

Communications with the Board

Stockholders who wish to contact members of the Board may send written correspondence to the following address: Kenneth S. Cragun, Secretary, c/o Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All communications will be received and processed by the Secretary, and then directed to the appropriate member(s) of the Board. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the Chairperson of the Audit Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees. Our code of business conduct and ethics, as applied to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers complies with the requirements of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our web site at http://ir.local.com, under the “Corporate Governance” tab. In addition, a copy of the code of business conduct and ethics will be provided to any person without charge upon request to Kenneth S. Cragun, Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. We intend to timely disclose any amendments to or waivers of certain provisions of our code of business conduct and ethics that apply to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers on our web site within four business days of such amendment or waiver or as otherwise required by the SEC or Nasdaq.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board (the “Audit Committee”) consists of three non-employee directors as of the date of this report, including Theodore E. Lavoie, as chairman, John E. Rehfeld and Phillip K. Fricke, each of whom the Board has determined to be an independent director under applicable SEC rules, the NASDAQ listing standards and the Company’s own internal guidelines. The Audit Committee is a standing committee of the Board and operates pursuant to a written charter adopted by the Board, which is available on our website, http://ir.local.com, under the “Corporate Governance” tab.

Among its functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”). The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such consolidated financial statements with generally accepted accounting principles.

The Audit Committee met eight times during fiscal 2011 to fulfill its responsibilities. The Audit Committee’s chairman and senior members of the Company’s financial management team establish the Audit committee’s agenda for all such meetings. During 2011, the Audit Committee also met with the Company’s independent auditors and the senior members of the Company’s financial management team to discuss any matters that, in the opinion of the Audit Committee, should be discussed privately with the Audit Committee, the independent auditors or the senior members of the Company’s financial management team.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2011, with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Based on the reports and discussions described above, the Audit Committee’s review of the Company’s audited consolidated financial statements, representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Theodore E. Lavoie, Chairman
John E. Rehfeld
Philip K. Fricke
June 8, 2012

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth, as of June 11, 2012, certain information concerning our executive officers:

Name	Age	Position
Heath B. Clarke	43	Chief Executive Officer and Chairman of the Board
Michael A. Sawtell	54	President and Chief Operating Officer
Kenneth S. Cragun	51	Chief Financial Officer and Secretary
Erick Herring	44	Sr. Vice President of Technology
Peter S. Hutto	53	Sr. Vice President Corporate Development

Heath B. Clarke has served as our Chairman of the Board since March 1999, as our President from March 1999 to December 2000 and as our Chief Executive Officer since January 2001. From 1998 to February 1999, Mr. Clarke was the Vice President of eCommerce for LanguageForce, Inc., a language translation software company. Prior to that time, he was a Marketing Manager for Starnet International (Canada), an Internet company. From 1995 to 1998 he held managerial positions with the Berg Group of Companies (Australia), and from 1988 to 1995 he was founder and Chief Executive Officer of Australian Fibre Packaging.

Michael A. Sawtell has served as our President and Chief Operating Officer since December 2011 and our Chief Operating Officer since May 2011. Mr. Sawtell joined us as Sr. Vice President and General Manager, SAS in May 2011 with the acquisition of the Rovion assets from DGLP. From July 2005 to May 2011, Mr. Sawtell was Chief Executive Officer of DGLP. From March 2000 to March 2005, Mr. Sawtell was our President and Chief Operations Officer. Mr. Sawtell’s responsibilities prior to Local.com have included chief executive officer functions at a public company, as well as general oversight of the operations and management of both public and private companies.

Kenneth S. Cragun has served as our Chief Financial Officer since December 2010, as our Secretary since October 2010, as our interim Chief Financial Officer from October 2010 to December 2010, and our Vice President of Finance from April 2009 to October 2010. From June 2006 to March 2009, Mr. Cragun was the Chief Financial Officer of Modtech Holdings, Inc., a supplier of modular buildings. Mr. Cragun received a Bachelor of Science degree in Accounting from Colorado State University-Pueblo. Mr. Cragun’s responsibilities prior to Local.com have included chief financial officer functions at a public company, including preparation of financials for SEC disclosures in accordance with generally accepted accounting principles, audit experience at a nationally recognized certified public accounting firm, and day-to-day management of the financial affairs of both public and private companies.

Erick Herring has served as our Sr. Vice President of Technology since January 2012. From November 2010 to January 2012, Mr. Herring was chief technology officer of Townloop LLC, a company he founded. From July 2009 to October 2010, Mr. Herring was Vice President of Product and Chief Technology Officer of Feedback.com. From January 2009 to May of 2009, Mr. Herring was chief technology officer and vice president of product for WebVisible, Inc. From November 2008 to December 2008, Mr. Herring was a consultant for WebVisible, Inc. From January 2005 to November 2008, Mr. Herring was vice president of product and general manager for Adapt Technologies, until it was acquired by WebVisible, Inc. Mr. Herring received a bachelors of science degree in computer information systems from Excelsior College. Mr. Herring’s responsibilities prior to Local.com have included chief technology officer and vice president of product functions at several technology companies.

Peter S. Hutto has served as our Sr. Vice President of Corporate Development since November 2009, our Sr. Vice President of Business Development and Sales from October 2008 to October 2009, and our Vice President of Business Development and Sales from October 2005 to September 2007. Mr. Hutto received a Bachelor of Arts degree in Political Science from the University of North Carolina, Chapel Hill. Mr. Hutto’s responsibilities prior to Local.com have included corporate and business development functions at both public and private companies.

Involvement In Certain Legal Proceedings

On October 20, 2008, Modtech Holdings, Inc., a Delaware Corporation, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Cragun, our chief financial officer, was chief financial officer of Modtech Holdings, Inc. at the time of the filing.

On March 30, 2011, DigitalPost Interactive, Inc., a Nevada Corporation, and its subsidiaries, The Family Post, Inc. and Rovion, Inc., filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Sawtell, our president and chief operating officer, was chief executive officer of DigitalPost Interactive, Inc. at the time of the filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our Common Stock as of June 11, 2012:

•	each person (or group of affiliated persons) known by us to beneficially own more than 5% of our common stock;

•	each of our directors and nominees;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of Common Stock underlying options, restricted stock units, warrants or convertible securities held by each such person that are exercisable, vested or convertible within 60 days of June 11, 2012, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The percentage of beneficial ownership is based on 22,087,646 shares of Common Stock outstanding as of June 11, 2012.

Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following stockholders is c/o Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Held	Percentage of Shares Beneficially Owned
Executive Officers and Directors:
Heath B. Clarke(1)	419,296	1.9%
Michael A. Sawtell(2)	71,248	*	%
Kenneth S. Cragun(3)	110,441	*	%
Michael O. Plonski(4)	133,821	*	%
Peter S. Hutto(5)	157,780	*	%
Stanley B. Crair(6)	389,301	1.7%
Norman K. Farra Jr.(7)	188,820	*	%
Philip K. Fricke(8)	126,777	*	%
Theodore E. Lavoie(9)	99,374	*	%
John E. Rehfeld(10)	216,418	1.0%
All directors and executive officers as a group (10 persons)(11)	1,913,276	8.0%

*	- less than 1%

(1)	Includes 416,996 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012.

(2)	Includes 71,248 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012.

(3)	Includes 110,441 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012.

(4)	Includes 133,462 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012.

(5)	Includes 155,280 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012.

(6)	Includes 384,151 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012.

(7)	Includes 45,196 shares issuable upon the exercise of warrants, 135,624 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012, and 4,500 shares with indirect beneficial ownership by Mr. Farra as custodian for his daughter.

(8)	Includes 126,624 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012.

(9)	Includes 95,624 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012.

(10)	Includes 121,418 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012.

(11)	Includes 45,196 shares issuable upon the exercise of warrants, 1,750,868 shares issuable upon the exercise of options that are exercisable within 60 days of June 11, 2012, and 4,500 shares with indirect beneficial ownership.

Compensation Discussion and Analysis

Executive Summary

The NCCG Committee developed our executive compensation programs for 2011 in consideration of the many challenges we faced entering 2011 and our efforts to overcome those challenges. At the beginning of 2011, our revenue and net income were materially adversely impacted by a material drop in revenue per click (“RPC”) from one of our primary search monetization partners. In light of this challenge and the dependency we have on search related revenue in general, we determined that we needed to accelerate our efforts to diversify our business to achieve revenues from sources that were not dependent on the search business and that were more focused on our proprietary products and services. As a consequence, in January of 2011, we undertook a public offering of our common stock for net proceeds to us, after deducting underwriting discounts and commissions and other related expenses, of approximately $18.2 million (the “Offering”). The Offering provided us with the capital we believed we needed to both accelerate our efforts to diversify our business and fund our operations during this period of diversification.

During 2011, we were able to undertake a number of acquisitions intended to diversify our business, including the acquisitions of iTwango in January 2011, Krillion in April 2011, Rovion in May 2011 and SMG in July 2011. These acquisitions were intended to diversify our business and to produce revenues from sources that were proprietary to us and were not reliant on the search industry in general. During the first half of 2011, we still faced losses as a result of the sustained drop in RPC from our primary search monetization partner. In August 2011, we were able to introduce a new monetization partner that largely reversed this trend of declining RPCs and the resultant lower revenues. However, during the second half of 2011, we were integrating the operations of our new acquisitions into our business. Those integration and growth efforts required additional investment by us in each of those businesses, causing us to continue to have losses in the third quarter 2011, notwithstanding the addition of the new monetization partner. However, we believe those acquisitions and continued investments will be integral to our long term prospects.

In the second half of 2011, we began to see the benefits of our diversification efforts. We expanded our deal of the day business, Spreebird, as a result of the SMG acquisition, and we were able to offer new products and services to existing and new market segments, as a result of our Krillion and Rovion acquisitions. Our diversification efforts are still ongoing and will require additional time, effort and resources to fully realize their potential.

The purpose of the Offering and acquisitions was to accelerate our efforts to diversify our products and services in order to increase our direct customer base, as well as to enter new markets, thereby reducing our dependence on the search ecosystem. These major strategic objectives, along with many tactical efforts to enhance the monetization of our existing search offering, greatly influenced the goals of our executives throughout 2011. Accordingly, many of their goals were related to acquisition, integration and expansion of our business, as fully detailed below. Since many of our executives’ goals were tied to efforts and objectives that we understood would likely not result in immediate lifts in revenue and net income, but which we also viewed as important to our long term prospects, the NCCG Committee determined that it was important to incent our executives to accomplish their goals to the best of their ability and to achieve the best possible results for us and our shareholders. As such, the NCCG Committee determined that it was in our best interests to continue to offer cash bonuses to our executives in accordance with their respective employment contracts for the achievement of the various goals that the NCCG Committee determined was strategic to our long term prospects. The NCCG Committee determined that it was appropriate and in furtherance of the overall goals of building long term shareholder value to offer cash bonuses to our executives during the period in which we were forecasted to face net loses. The executive compensation programs, as developed by the NCCG Committee, have been and will continue to be designed to incentivize and reward sustainable growth.

Compensation Discussion and Analysis

Executive Compensation Program Objectives and Overview

The NCCG Committee administers our executive compensation arrangements. In conference with the Board of Directors, the NCCG Committee determines the compensation of our Chief Executive Officer. As discussed in more detail below, in determining the compensation for our other Named Executive Officers (as defined below), the recommendations of our Chief Executive Officer, among other factors, are considered by the NCCG Committee. Nevertheless, the NCCG Committee is solely responsible for making the final decisions on compensation for our Named Executive Officers.

Our general compensation arrangements are guided by the following principles and business objectives:

•	It is our objective to hire and retain top talent in our industry in an exceptionally competitive marketplace, especially for key positions that directly contribute to creating stockholder value;

•

We reward the performance of our top contributors in key positions within our company by focusing our resources on them and their continued performance, while providing compensation at levels within our organization that rewards performance; and

•

We firmly believe that equity compensation is an important means of aligning the interests of our employees with those of our stockholders and focus our equity compensation on the key positions within our Company that we believe have the greatest impact on performance.

We are guided by the above principles in its compensation philosophy for our executive officers, which has been designed to achieve the following two objectives:

•	Allow us to attract and retain the key executive talent it needs to achieve its business objectives by providing total compensation arrangements that are competitive and attractive; and

•

Establishing a direct correlation between the total executive compensation paid to our overall performance and improvements in performance, including the creation of shareholder value, and the individual performance and achievements.

The executives listed in the Summary Compensation Table in this proxy statement for the 2012 annual meeting of stockholders are referred to as the “Named Executive Officers.” Mr. Cragun became our Interim Chief Financial Officer on October 18, 2010, and our Chief Financial Officer on December 29, 2010. Mr. Sawtell became our Chief Operating Officer on May 12, 2011, and our President and Chief Operating Officer on December 9, 2011, following the departure of Stanley B. Crair as our Chief Operating Officer and President on May 11, 2011. Michael O. Plonski resigned as Chief Technology Officer on December 31, 2011.

Overview

We are dependent upon the experience and talents of our executives to successfully manage our highly technical, complex and rapidly evolving business. We are in a rapidly changing industry, one which regularly experiences paradigm shifting technological developments and shifting trends in the businesses and markets in which we compete. We rely on our executives to successfully address these developments and to improve our business and its performance in order to increase shareholder value. We face a highly competitive executive labor market and face competitors for our executives’ skills of our similar size and scale, as well as larger competitors with greater resources than we have and smaller competitors that seek to hire our executives to facilitate and expedite their own businesses that compete with us directly or in the same industry.

Executive Compensation Programs

Our current executive compensation program is comprised of three key components, which collectively are intended to conform to our compensation philosophy and to reward our executives based on individual and company performance. We use (1) base salary, (2) quarterly or semi-annual incentive cash bonuses, and (3) long-term equity awards, in the form of stock options and restricted stock units (“RSUs”), as its primary compensation components. The NCCG Committee considers how each such component of executive compensation promotes retention and rewards performance by the individual and us generally when structuring its executive compensation arrangements.

We seek to provide targeted compensation opportunities above the median of competitive market practice in order to attract, retain, and motivate our executives. However, the NCCG Committee may target an individual executive’s compensation higher or lower than the median based on the individual’s role, experience, and/or performance, among other factors. The NCCG Committee uses certain peer companies (as identified below) to inform it of competitive pay levels and generally intends that base salary levels be consistent with competitive market base salary levels. The NCCG Committee generally targets performance-based compensation, such as bonus and long-term incentive equity opportunities to make up a substantial portion of each executive’s total direct compensation opportunity, as achievement of those are tied to our and individual performance and provide long-term incentives to our executives. The NCCG Committee believes that the cash and long-term equity incentives provided to our executives have been designed to provide an effective and appropriate mix of incentives to ensure our executive performance is focused on building long-term stockholder value. In furtherance of this, the NCCG Committee has designed our compensation arrangements for our executive officers such that the performance based compensation opportunities represent a material portion of the total direct compensation opportunity.

We do not provide any pensions or other retirement benefits for our executives other than our 401(k) plan. Generally, except for payment of up to $1,500 a month in health insurance payments that would otherwise be paid by our executives, we also do not provide any perquisites. We provide our executive officers with certain severance protections as a further means of attracting and retaining our key executives and to preserve the stability of our executive team. These severance protections are described below under “Severance and Change in Control Severance Benefits” and “Potential Payments Upon Termination or Change in Control.”

Independent Consultant and Peer Group

The NCCG Committee has retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultants, to provide advice to the NCCG Committee with respect to our compensation programs. Cook & Co. advised the NCCG Committee with respect to trends in executive compensation, the selection of our peer companies, the determination of pay programs, an assessment of competitive pay levels, and the setting of compensation levels. Cook & Co. provided no other services to us in 2011 beyond the compensation consulting services provided to our Board of Directors and the NCCG Committee, as noted above.

The NCCG Committee considers from time to time peer company data obtained and evaluated by Cook & Co, as well as compensation data compiled by management, in establishing compensation levels. The NCCG Committee utilizes this information when considering executive compensation arrangements, including the reasonableness of such arrangements from a competitive vantage point. For 2011, the NCCG Committee, in consultation with Cook & Co., considered compensation data for the following companies in 2011: InfoSpace, Openwave Systems, the Knot, Saba Software, Travelzoo, Web.com, Marchex, eLoyalty, Double-Take, Innodata, Healthstream, TheStreet.com, Autobytel, Spark Networks, ADAM, and Market Leader. This group of companies is referred to by us hereafter as our “peer group” or our “peer companies” for 2011.

The peer group was selected based on objective criteria, taking into account company size and industry. The peers’ revenue and market capitalizations generally fell within a range of 0.3x to 3x of ours at the time the peer group was chosen, with our revenue and market capitalization in the middle range to avoid distortion from size. The peers are technology and/or media companies that have businesses that are broadly similar to our business.

Shareholder Advisory Vote on Executive Compensation

At our 2011 Annual Meeting of Stockholders, our stockholders voted to approve a resolution approving, on an advisory basis, the compensation of our executive officers, as disclosed in our proxy statement of the 2011 Annual Meeting of Stockholders. The NCCG Committee considered this approval in its consideration of future executive compensation matters and has determined to generally maintain its practices and policies consistent with the prior year, subject to adjustments as are deemed appropriate in the view of the NCCG Committee in light of our present circumstances.

Current Executive Compensation Program Elements

Base Salaries

We provide the Named Executive Officers, along with other employees, with base salary to compensate them for their services throughout the year. The NCCG Committee performs an annual review of the base salaries of our Named Executive Officers. These base salary levels are intended to be generally consistent with competitive market base salary levels, but are not specifically targeted or “bench-marked” against any particular company or group of companies, including our peer group. The NCCG Committee sets base salaries so that a substantial portion of the executives’ total direct compensation remains contingent on performance-based bonuses and long-term incentive equity awards. The NCCG Committee considers and assesses, among other factors, the scope of an executive’s responsibility, prior experience, past performance, advancement potential, impact on results, salary relative to our other executives and relevant competitive data in setting specific salary levels for each of our Named Executive Officers, as well as our other officers.

The annual base salary of each of our Named Executive Officers, except Mr. Sawtell, was increased effective July 1, 2011, to adjust for cost of living increases. The NCCG Committee did not undertake a formal review of relevant market compensation data, as a study was conducted in 2010, and only cost of living increases were contemplated for 2011. Mr. Clarke’s salary was increased from $415,000 to $427,729, effective July 1, 2011. Mr. Cragun’s salary was increased to $280,622 per year from $268,000 per year, effective July 1, 2011. Mr. Plonski’s salary was increased to $279,670 per year from $268,000 per year, effective July 1, 2011. Mr. Hutto’s salary was increased to $229,280 per year from $218,925 per year, effective July 1, 2011.

Cash Bonuses

For 2011, the NCCG Committee approved a cash bonus plan (“Bonus Plan”) under which our Named Executive Officers were eligible to earn cash bonuses based on achievement against pre-determined quarterly performance goals. The cash bonus incentive opportunity is intended to motivate and reward executives by tying a significant portion of their total compensation to the achievement of pre-established performance metrics that are generally short-term, but impact the delivery of long-term stockholder value. The NCCG Committee determined that use of independent quarterly performance and payment periods for 2011 was appropriate in light of the numerous factors that impacted our performance on a short term basis and the difficulty in setting meaningful annual performance goals in light of such variables. The NCCG Committee considered whether the payment of cash bonus incentives was appropriate during a period in which we were expecting net losses and determined that, in light of our efforts to rapidly modify our operations and diversify our revenue sources to eliminate the concentration in search related revenues, that paying such cash bonus incentives was appropriate if performance with respect to the foregoing objectives was satisfactory.

First Quarter 2011 Bonus

For the First Quarter 2011 Bonus period, each of our Named Executive Officers’ target bonuses were defined as a percentage of base salary as set forth in each officer’s employment agreement. Actual earned awards could range between 0% and 135% of target depending on performance. Performance is measured against company-wide financial goals and individual performance goals. The weighting of our and individual goal components ranged from 50% to 80% and 50% to 20%, respectively. In determining the mix of our and individual performance goals for each executive, the NCCG Committee considered each executive’s ability to affect company-wide performance and the importance of individual contributions.

		Bonus Goal Weightings		1st Quarter Bonus Opportunity (% of Q1 Salary)
Executive Officer	Position	Company	Individual	Threshold	Target	Maximum
Heath B. Clarke	Chief Executive Officer and Chairman	80%	20%	72%	80%	96%
Michael A. Sawtell	President & Chief Operating Officer(1)	—	—	—	—	—
Kenneth S. Cragun	Chief Financial Officer and Secretary	70%	30%	41%	45%	54%
Michael O. Plonski	Chief Technology Officer	70%	30%	41%	45%	54%
Peter S. Hutto	Senior Vice President Corporate Development	50%	50%	45%	50%	60%
Stanley B. Crair	Former President and Chief Operating Officer(2)	75%	25%	54%	60%	72%

(1)	Mr. Sawtell joined us in the Second Quarter of 2011

(2)	Mr. Crair served as our President and Chief Operating Officer through May 11, 2011.

First Quarter Bonus: Company Performance Component

Our performance component of the First Quarter period was based equally on Revenue and Adjusted Net Income (Loss)1. The NCCG Committee believes these metrics, and the related goals, were the key drivers of delivering value to our stockholders for that period. The Revenue and Adjusted Net Income (Loss) targets were set to our budget for the period. The NCCG Committee also set threshold and maximum performance goals, which corresponded to bonus payouts equal to 90% and 120% of target. For the First Quarter period, our performance was above the target for Revenue and at target for Adjusted Net Income. The resulting bonus payout

1 Adjusted Net Income (Loss) is defined by us as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges, warrant revaluation and non-recurring items. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) and earnings (loss) per share, which we believe are the most comparable GAAP measures, in our press release dated February 9, 2012, as furnished on our Form 8-K filed with the SEC on February 9, 2012. We believe that Adjusted Net Income (Loss) provides useful information to investors about our performance because it eliminates the effects of period-to-period changes in income from interest on our cash and marketable securities, expense from our financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges, and non-recurring charges which are not directly attributable to the underlying performance of our business operations. Management used Adjusted Net Income (Loss) in evaluating the overall performance of our business operations, making it useful to the NCCG Committee in evaluating management’s performance. A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on our net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with net income (loss) and net income (loss) per share measures. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.

for our performance component was 101.3% of target. The performance levels and actual performance for First Quarter 2011 are shown in detail below:

	Weighting	Q1 Company Performance Goals				Actual Q1 Results ($ mil.)	Q1 Bonus %
Metric		Threshold ($ mil.)	Target ($ mil.)		Maximum ($ mil.)
Revenue	50%	$14.75	$16.38		$19.66	$16.79	102.5%
Adjusted Net Income	50%	$0.56	$0.62	(1)	$0.74	$0.62	100.0%
					Total Bonus %		101.3%

(1)	Target included the potential bonus expense for the first quarter of 2011.

First Quarter Bonus: Individual Performance Component

The individual performance component of each Named Executive Officer’s bonus, except for Mr. Hutto’s, was determined by the NCCG Committee and actual bonuses could range between 0% and 150% of target. Mr. Hutto was not a Named Executive Officer at the end of 2010, and therefore, our Chief Executive Officer directly oversaw decisions regarding his performance evaluations pursuant to his individual performance component, instead of the NCCG Committee. Except as noted above, the NCCG Committee’s assessment was based on performance against pre-set strategic objectives and for Named Executive Officers, except the Chief Executive Officer, the general recommendations and performance evaluations of the Chief Executive Officer. For the First Quarter period, the NCCG Committee’s bonus decisions were based upon the following individual goals.

Heath B. Clarke — The NCCG Committee awarded Mr. Clarke a bonus equal to 104.6% of target for the individual performance component. In addition to delivering financial performance during the period, Mr. Clarke’s goals were related to achievement of the following key strategic objectives: achievement in growth of organic traffic, implementation of a certain level of Network partner sites with corresponding performance metric increases for our Network business unit, certain M&A goals, establishing the foundation for our social buying business, achieving certain internal reporting enhancements, and development of a definitive IP enforcement strategy. The NCCG Committee determined that most of these objectives were achieved, certain of them, including the organic traffic and the implementation of Network partner sites, were overachieved, while the establishment of a foundation for our social buying business was slightly underachieved.

Kenneth S. Cragun — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Cragun’s individual performance bonus component at 106.25% of target. Mr. Cragun’s goals were tied to achievement of the following key strategic objectives: development and launch of a reporting dashboard for each of our business units, execution of yield optimization testing, achievement of certain corporate organization goals, and undertaking certain M&A due diligence goals. The NCCG Committee’s decision to award an amount above target was based on achievement of most goals satisfactorily and over-performance of the business unit reporting dashboard goal.

Michael O. Plonski — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Plonski’s individual performance bonus component at 97.5% of target. Mr. Plonski’s goals were tied to achievement of the following key strategic objectives: growth of organic traffic, development of proposals for new organizational structures for product development, achievement of certain search engine optimization goals, undertaking certain internal reporting enhancements, and the performance of technical due diligence on acquisition targets. The decision to award Mr. Plonski an amount below target was based on the NCCG Committee’s determination that Mr. Plonski met many or his targets, exceeded others, including growing organic traffic, but underperformed with respect to the search engine optimization goals.

Peter S. Hutto — Based on the Chief Executive Officer’s recommendation, Mr. Hutto’s individual performance bonus component was set at 104.38% of target. Mr. Hutto’s goals were tied to achievement of the following key strategic objectives: achievement of certain M&A targets, including the successful negotiation of the Rovion and Krillion acquisitions, completion of certain financing activities, the development of M&A targets and certain operating activities for our M&A effort. The decision to award an amount above target was based on Mr. Hutto’s overachievement of the Krillion and Rovion goals and the achievement of the other goals, except for the underperformance of goals related to the development of M&A targets and certain operating activities.

Stanley B. Crair — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Crair’s individual performance bonus component at 105% of target. Mr. Crair’s goals were tied to achievement of the following key strategic objectives: growth of organic traffic, implementation of a certain level of Network partner sites with corresponding performance metric increases for our Network business unit, achieving certain SAS sales goals related to our Exact Match products, and establishing the foundation for our social buying business. The NCCG Committee’s decision to award an amount above target was based on the overachievement of the organic traffic and Network growth goals, offset by slight underachievement of SAS sales goals and social buying business development goals.

Total First Quarter bonuses for our Named Executive Officers are summarized in the following table.

Executive Officer	Total Q1 Target Bonus	Performance Components	Actual Bonus %	Actual Q1 Cash Bonus
Heath B. Clarke	$83,000	Company (80)%	101.3%	$67,233
		Individual (20)%	104.6%	$17,357

				$84,590

Michael A. Sawtell	—	—	—	—

Kenneth S. Cragun	$30,150	Company (70)%	101.3%	$21,370
		Individual (30)%	106.3%	$9,610

				$30,980

Michael O. Plonski	$30,150	Company (70)%	101.3%	$21,370
		Individual (30)%	97.5%	$8,819

				$30,189

Peter S. Hutto	$27,366	Company (50)%	101.3%	$13,854
		Individual (50)%	98%	$13,341

				$27,195

Stanley B. Crair	$43,050	Company (75)%	101.3%	$32,693
		Individual (25)%	105%	$11,301

				$43,993

Second Quarter 2011 Bonus

For the Second Quarter 2011 Bonus period, each of our Named Executive Officers’ target bonuses were defined as a percentage of base salary as set forth in each officer’s employment agreement. Actual earned awards could range between 0% and 135% of target depending on performance. Performance is measured against company-wide financial goals and individual performance goals. The weighting of our and individual goal components ranged from 50% to 60% and 50% to 40%, respectively. In determining the mix of our and individual performance goals for each executive, the NCCG Committee considered each executive’s ability to affect company-wide performance and the importance of individual contributions for each executive.

		Bonus Goal Weightings		2nd Quarter Bonus Opportunity (% of Q2 Salary)
Executive Officer	Position	Company	Individual	Threshold	Target	Maximum
Heath B. Clarke	Chief Executive Officer	80%	20%	72%	80%	96%
Michael A. Sawtell	President & Chief Operating Officer(1)	60%	40%	54%	60%	72%
Kenneth S. Cragun	Chief Financial Officer and Secretary	70%	30%	41%	45%	54%
Michael O. Plonski	Chief Technology Officer	70%	30%	41%	45%	54%
Peter S. Hutto	Senior Vice President Corporate Development	50%	50%	45%	50%	60%
Stanley B. Crair	Former President and Chief Operating Officer(2)	—	—	—	—	—

(1)	Mr. Sawtell was appointed as our Chief Operating Officer on May 12, 2011.

(2)	Mr. Crair served as our Company’s President and Chief Operating Officer until May 11, 2011.

For the second quarter, the Company Performance Component of the Second Quarter period for Messrs. Clarke, Sawtell, Cragun and Plonski, was based on Revenue, Core Business Revenue, Adjusted Net Income, and Core Business Adjusted Net Income. The NCCG Committee distinguished between Core Business Revenue and Core Business Adjusted Net Income on the one hand and overall Revenue and Adjusted Net Income in general on the other to better align our executives’ goals with our long term objectives, which was to diversify and grow our non-search business and related revenues and net income. By distinguishing revenues in this way, the NCCG Committee sought to incent the executives to increase performance of our newly launched products and services and support our recent acquisitions and initiatives. For Mr. Hutto, our performance component of the Second Quarter period was based equally on Revenue and Adjusted Net Income. The NCCG Committee believes these metrics, and the related goals, were the key drivers of delivering value to our stockholders for the period. All of the targets were set to our budget for the period. The NCCG Committee also set threshold and maximum performance goals, which corresponded to bonus payouts equal to 90% and 120% of total target. For the Second Quarter period, our performance was above the target for Adjusted Net Income and below target for Revenue, Core Business Revenue and Core Business Adjusted Net Income. The resulting bonus payout for our performance component was 102% of target for Messrs. Clarke, Sawtell, Cragun and Plonski, and 106% of target for Mr. Hutto. The performance levels and actual performance for Second Quarter 2011 are shown in detail below:

	Weighting	Q2 Company Performance Goals				Actual Q2 Results ($ mil.)	Q2 Bonus %
		For Messrs. Clarke and Cragun
Metric		Threshold ($ mil.)	Target ($ mil.)		Maximum ($ mil.)
Revenue	41.67%	$15.08	$16.76		$20.11	$15.35	92%
Core Business Revenue	8.33%	$10.58	$11.75		$14.10	$11.05	94%
Adjusted Net Loss	41.67%	$(2.33)	$(2.12	)(1)	$(1.70)	$(1.43)	120%
Core Business Adjusted Net Income	8.33%	$1.44	$1.60		$1.92	$1.40	88%
					Total Bonus %		102.25%

	Weighting	Q2 Company Performance Goals				Actual Q2 Results ($ mil.)	Q2 Bonus %
		For Messrs. Sawtell and Plonski
Metric		Threshold ($ mil.)	Target ($ mil.)		Maximum ($ mil.)
Revenue	37.5%	$15.08	$16.76		$20.11	$15.35	92%
Core Business Revenue	12.5%	$10.58	$11.75		$14.10	$11.05	94%
Adjusted Net Loss	37.5%	$(2.33)	$(2.12	)(1)	$(1.70)	$(1.43)	120%
Core Business Adjusted Net Income	12.5%	$1.44	$1.60		$1.92	$1.40	88%
					Total Bonus %		102.25%

	Weighting	Q2 Company Performance Goals			Actual Q2 Results ($ mil.)	Q2 Bonus %
		For Mr. Hutto
Metric		Threshold ($ mil.)	Target ($ mil.)	Maximum ($ mil.)
Revenue	50%	$15.08	$16.76	$20.11	$15.35	92%
Adjusted Net Loss	50%	$(2.33)	$(2.12)(1)	$(1.70)	$(1.43)	120%
				Total Bonus %		106%

(1)	Target included the potential bonus expense for the second quarter of 2011.

As noted above, the NCCG Committee determined that offering cash bonuses in the second quarter 2011 based in part upon the achievement of Adjusted Net Loss was necessary and appropriate in light of the fact that we were undertaking a large-scale diversification effort, including the acquisition of new businesses and that such losses were anticipated and necessary to complete the diversification effort believed by our Board of Directors to be in our best interests and our long term prospects.

Second Quarter Bonus: Individual Performance Component

The individual performance component of each Named Executive Officer’s bonus, except for Mr. Hutto’s, was determined by the NCCG Committee and actual bonuses could range between 0% and 150% of target. Mr. Hutto was not a Named Executive Officer at the end of 2010 and therefore our Chief Executive Officer directly oversaw decisions regarding his performance evaluations pursuant to his individual performance component, instead of the NCCG Committee. Except as noted above, the NCCG Committee’s assessment was based on performance against pre-set strategic objectives and for Named Executive Officers, except the Chief Executive Officer, the general recommendations and performance evaluations of the Chief Executive Officer. For the Second Quarter period, the NCCG Committee’s bonus decisions were based upon the following individual goals.

Heath B. Clarke — The NCCG Committee awarded Mr. Clarke a bonus equal to 100% of target for the individual performance component. Mr. Clarke’s goals were related to achievement of the following key strategic objectives: increasing organic traffic, increasing direct advertisers, launching and integrating Krillion, overseeing the SMG acquisition, and achieving financing for M&A transactions. The NCCG Committee determined that most of these objectives were achieved or overachieved, with the exception of increasing direct advertisers and certain goals with respect to the launch and integration of Krillion, which were partially underachieved.

Michael A. Sawtell — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Sawtell’s individual performance bonus component at 94.63% of target. Mr. Sawtell’s goals were tied to achievement of the following key strategic objectives: increasing organic traffic, increasing direct advertisers, increasing revenues from new initiatives and sources, developing new organizational structures to support the our growth and to increase and improve corporate communications to best of class. The NCCG Committee’s decision to award an amount below target was based on achievement of many goals satisfactorily, partially offset by under achieving the direct advertiser and corporate communications goals.

Kenneth S. Cragun — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Cragun’s individual performance bonus component at 92.63% of target. Mr. Cragun’s goals were tied to achievement of the following key strategic objectives: integration of Krillion and Rovion accounting functions, the development of operational accounting policies, the financing for M&A transactions, the analysis of certain monetization data, and the development of reporting metrics for us, including new acquisitions. The NCCG Committee’s decision to award an amount below target was based on achievement of most goals satisfactorily, partially offset by slightly underachieving the analysis of certain monetization data and the development of reporting metrics for us.

Michael O. Plonski — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Plonski’s individual performance bonus component at 88% of target. Mr. Plonski’s goals were tied to achievement of the following key strategic objectives: increasing organic traffic, increasing direct advertisers, increasing revenues from new initiatives and sources, developing new organizational structures to support our growth and increasing and improving corporate communications. The decision to award Mr. Plonski an amount below target was based on the NCCG Committee’s determination that Mr. Plonski only exceeded the organic traffic goal and otherwise under achieved the other goals to different degrees.

Peter S. Hutto — Based on the Chief Executive Officer’s recommendation, Mr. Hutto’s individual performance bonus component was set at 89.38% of target. Mr. Hutto’s goals were tied to achievement of the following key strategic objectives: the launch and integration of Krillion and Rovion, achievement of certain M&A activities related to the SMG acquisition, and further developing the M&A process, including identification of additional M&A targets. The decision to award an amount below target was based on underachievement of all of the goals to some extent, except with respect to the M&A activities related to the SMG acquisition, which he overachieved.

Total Second Quarter bonuses for our Named Executive Officers are summarized in the following table.

	Total Q2 Target Bonus	Performance Components		Actual Bonus %	Actual Q2 Cash Bonus
Executive Officer
Heath B. Clarke	$83,000	Company	(60)%	102%	$51,456
		Individual	(40)%	100%	$33,200

					$84,656

Michael A. Sawtell	$43,050	Company	(60)%	102%	$26,368
		Individual	(40)%	95%	$16,294

					$42,662

Kenneth S. Cragun	$30,150	Company	(60)%	102%	$15,980
		Individual	(40)%	93%	$11,172

					$27,152

Michael O. Plonski	$30,150	Company	(60)%	102%	$18,466
		Individual	(40)%	88%	$10,613

					$29,079

Peter S. Hutto	$27,366	Company	(50)%	106%	$14,478
		Individual	(50)%	89%	$12,229

					$26,707

Stanley B. Crair	—	—		—	—

Third Quarter 2011 Bonus

For the Third Quarter 2011 Bonus period, each of our Named Executive Officers’ target bonuses were defined as a percentage of base salary as set forth in each officer’s employment agreement. Actual earned awards could range between 0% and 135% of target depending on performance. Performance is measured against company-wide financial goals and individual performance goals, except in the case of Mr. Clarke, who, beginning in the third quarter 2011, was evaluated solely on company-wide financial goals. The weighting of our and individual goal components ranged from 0% to 100% and 100% to 0%, respectively. In determining the mix of our and individual performance goals for each executive, the NCCG Committee considered each executive’s ability to affect company-wide performance and the importance of individual contributions.

		Bonus Goal Weightings		3rd Quarter Bonus Opportunity (% of Q3 Salary)
Executive Officer	Position	Company	Individual	Threshold	Target	Maximum
Heath B. Clarke	Chief Executive Officer	100%	0%	72%	80%	96%
Michael A. Sawtell	President and Chief Operating Officer(1)	75%	25%	54%	60%	72%
Kenneth S. Cragun	Chief Officer and Secretary	70%	30%	41%	45%	54%
Michael O. Plonski	Chief Technology Officer	70%	30%	41%	45%	54%
Peter S. Hutto	Senior Vice President Corporate Development	50%	50%	45%	50%	60%
Stanley B. Crair	Former President and Chief Operating Officer(2)	—	—	—	—	—

(1)	Mr. Sawtell was appointed our Chief Operating Officer on May 12, 2011.

(2)	Mr. Crair served as our President and Chief Operating Officer until May 11, 2011.

For the Third Quarter 2011, the NCCG Committee determined that no amount over 100% of the Target Bonus would be paid to any of Messrs. Clarke, Sawtell, Cragun or Plonski unless and until we delivered Adjusted Net Income in any fiscal quarter up to and including the second quarter 2012. Instead, any amounts over 100% of the Target Bonus that would otherwise have been payable to Messrs. Clarke, Sawtell, Cragun or Plonski for the Third Quarter 2011 were held pending either the achievement of Adjusted Net Income by the second quarter 2012, or the forfeiture of such amounts If Adjusted Net Income was not earned by that date. In the Fourth Quarter 2011, and according to the criteria set forth above the Third Quarter of 2011 Bonuses were paid to Messrs. Clarke, Sawtell, Cragun or Plonski.

Third Quarter Bonus: Company Performance Component

The Company Performance Component for the Third Quarter period was based equally on Revenue and Adjusted Net Income. The NCCG Committee believes these metrics, and the related goals, were the key drivers of delivering value to our stockholders for the period. The Revenue and Adjusted Net Income targets were set to our budget for the period. The NCCG Committee also set threshold and maximum performance goals, which corresponded to bonus payouts equal to 90% and 120% of target. For the Third Quarter period, the Company Performance Component was above the target for both the Revenue and Adjusted Net Income goals. The resulting bonus payout for the Company Performance Component was 113.5% of target. The performance levels and actual performance for Third Quarter 2011 are shown in detail below:

	Weighting	Q3 Company Performance Goals				Actual Q3 Results ($ mil.)	Q3 Bonus %
Metric		Threshold ($ mil.)	Target ($ mil.)		Maximum ($ mil.)
Revenue	50%	$16.78	$18.64		$22.37	$19.93	106.9%
Adjusted Net Loss	50%	$(4.17)	$(3.79	)(1)	$(3.03)	$(2.11)	120%
					Total Bonus %		113.5%

(1)	Target included the potential bonus expense for the third quarter of 2011.

As noted above, the NCCG Committee determined that offering cash bonuses in third quarter 2011 based in part upon the achievement of Adjusted Net Loss was necessary and appropriate in light of the fact that we were undertaking a large-scale diversification effort, including the acquisition of new businesses and that such losses were anticipated and necessary to complete the diversification effort believed by our Board of Directors to be our best interests and our long term prospects.

Third Quarter Bonus: Individual Performance Component

As noted above, beginning in the third quarter of 2011, Mr. Clarke was evaluated solely on company-wide financial goals. The individual performance component of each other Named Executive Officer’s bonus, except for Mr. Hutto’s, was determined by the NCCG Committee and actual bonuses could range between 0% and 150% of target. Mr. Hutto was not a Named Executive Officer at the end of 2010, and therefore, our Chief Executive Officer directly oversaw decisions regarding his performance evaluations pursuant to his individual performance component, instead of the NCCG Committee. Except as noted above, the NCCG Committee’s assessment was based on performance against pre-set strategic objectives and for Named Executive Officers, except the Chief Executive Officer, the general recommendations and performance evaluations of the Chief Executive Officer. For the Third Quarter period, the NCCG Committee’s bonus decisions were based upon the following individual goals.

Michael A. Sawtell — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Sawtell’s individual performance bonus component at 112% of target. Mr. Sawtell’s goals were tied to achievement of the following key strategic objectives: development of additional business development opportunities for Rovion, preparing and implementing a revised internal telesales plan, increasing the effectiveness of our internal sales process and results, and delivering a completed roadmap for ExactMatch product development. The NCCG Committee’s decision to award an amount above target was based on over achievement of all goals, except for the ExactMatch product development goal, which was under achieved.

Kenneth S. Cragun — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Cragun’s individual performance bonus component at 100% of target. Mr. Cragun’s goals were tied to achievement of the following key strategic objectives: preparing an updated financial model, completion of the financial integration of SMG into our financials, completion of certain tax research, and completion of the audited financial statements for SMG. The NCCG Committee’s decision to award an amount at target was based on achievement of all goals satisfactorily.

Michael O. Plonski — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Plonski’s individual performance bonus component at 93% of target. Mr. Plonski’s goals were tied to achievement of the following key strategic objectives: implementation of certain third party technologies, increasing organic traffic, increasing the monetization of organic traffic with proprietary advertising, and development of certain technology related budgeting processes. The decision to award Mr. Plonski an amount below target was based on the NCCG Committee’s determination that Mr. Plonski satisfactorily achieved two of his goals, offset by underachievement with respect to increasing organic traffic and increasing the monetization of organic traffic with proprietary advertising.

Peter S. Hutto — Based on the Chief Executive Officer’s recommendation, Mr. Hutto’s individual performance bonus component was set at 93.75% of target. Mr. Hutto’s goals were tied to achievement of the following key strategic objectives: completing certain M&A activities related to our Spreebird operations, including establishing additional M&A targets and facilitating the transition and integration of SMG into our Spreebird business, as well as further transition and integration goals with respect to our Rovion and Krillion acquisitions. The decision to award an amount below target was based on overachievement of the establishment of additional M&A targets, offset by underachievement of the integration and transition goals for each of SMG, Rovion and Krillion.

Total Third Quarter bonuses for our Named Executive Officers are summarized in the following table.

	Total Q3 Target Bonus	Performance Components	Actual Bonus %	Actual Q3 Cash Bonus	Actual Q3 Bonus Paid(1)
Executive Officer
Heath B. Clarke	$85,546	Company (100)%	113%	$97,063
		Individual (0)%	0%	$0

				$97,063	$85,546

Michael A. Sawtell	$43,050	Company (75)%	113%	$36,635
		Individual (25)%	106%	$11,435

				$48,070	$43,050

Kenneth S. Cragun	$31,570	Company (70)%	113%	$25,074
		Individual (30)%	100%	$9,471

				$34,545	$31,570

Michael O. Plonski	$31,463	Company (70)%	113%	$24,988
		Individual (30)%	93%	$8,755

				$33,743	$29,503

Peter S. Hutto	$28,651	Company (50)%	113%	$16,254
		Individual (50)%	94%	$13,430

				$29,684	$29,684

Stanley B. Crair	—	—	—	—	—

(1)	For the Third Quarter 2011, the NCCG Committee determined that no amount over 100% of the Target Bonus would be paid to any of Messrs. Clarke, Sawtell, Cragun or Plonski unless and until we delivered Adjusted Net Income in any fiscal quarter up to and including the second quarter 2012. Instead, any amounts over 100% of the Target Bonus that would otherwise have been payable to Messrs. Clarke, Sawtell, Cragun or Plonski for the Third Quarter 2011 were held pending either. the achievement of Adjusted Net Income, or the forfeiture of such amounts. In the Fourth Quarter 2011, we achieved Adjusted Net Income and the amounts withheld in the Third Quarter of 2011 were paid to Messrs. Clarke, Sawtell, Cragun and Plonski.

Fourth Quarter 2011 Bonus

For the Fourth Quarter 2011 Bonus period, each of our Named Executive Officers’ target bonuses were defined as a percentage of base salary as set forth in each officer’s employment agreement. Actual earned awards could range between 90% and 120% of target depending on performance. Performance is measured against company-wide financial goals and individual performance goals. The weighting of our and individual goal components ranged from 0% to 100% and 100% to 0%, respectively. In determining the mix our and individual performance goals for each executive, the NCCG Committee considered each executive’s ability to affect company-wide performance and the importance of individual contributions.

		Bonus Goal Weightings		4th Quarter Bonus Opportunity (% of Q4 Salary)
Executive Officer	Position	Company	Individual	Threshold	Target	Maximum
Heath B. Clarke	Chief Executive Officer and Chairman	100%	0%	72%	80%	96%
Michael A. Sawtell	President and Chief Operating Officer(1)	75%	25%	54%	60%	72%
Kenneth S. Cragun	Chief Financial Officer and Secretary	70%	30%	41%	45%	54%
Michael O. Plonski	Chief Technology Officer	70%	30%	41%	45%	54%
Peter S. Hutto	Senior Vice President Corporate Development	50%	50%	45%	50%	60%
Stanley B. Crair	Former President and Chief Operating Officer(2)	—	—	—	—	—

(1)	Mr. Sawtell was appointment our Chief Operating Officer on May 12, 2011.

(2)	Mr. Crair served as our Company’s President and Chief Operating Officer until May 11, 2011.

Fourth Quarter Bonus: Company Performance Component

Our performance component for the Fourth Quarter period was based 30% on Revenue for our core operations, 20% on Revenue for our recent acquisitions, and 50% on overall Adjusted Net Income for each of our Named Executive Officers, except for Mr. Hutto. The NCCG Committee added a New Acquisition Revenue component to better align our executives’ goals with our long term objectives, which was to diversify and grow our non-search business and related revenues and net income. By adding the New Acquisition Revenue component, the NCCG Committee sought to incent the executives to increase performance of our newly launched products and services and support our recent acquisitions and initiatives. Our performance component for Mr. Hutto for the Fourth Quarter period was based 50% on our Revenue and 50% on our Adjusted Net Income. The NCCG Committee believes these metrics, and the related goals, were the key drivers of delivering value to our stockholders for the period. The targets were set to our budget for the period. The NCCG Committee also set threshold and maximum performance goals, which corresponded to bonus payouts equal to 90% and 120% of target. For the Fourth Quarter period, our performance was above the target for total company Revenue, Revenue from our core operations and overall Adjusted Net Income, but below the target for Revenue from our recent acquisitions. The resulting bonus payout for our performance component was 96% of target for Messrs. Clarke, Sawtell, Cragun and Plonski, and 117.6% of target for Mr. Hutto. The performance levels and actual performance for Fourth Quarter 2011 are shown in detail below:

		Q4 Company Performance Goals
	Weighting	Messrs. Clarke, Sawtell, Cragun and Plonski				Actual Q4 Results ($ mil.)	Q4Bonus %
Metric		Threshold ($ mil.)	Target ($ mil.)		Maximum ($ mil.)
Revenue	30%	$19.91	$22.12		$26.54	$25.51	120%
New Acquisition Revenue	20%	$1.77	$1.97		$2.36	$0.96	0%
Adjusted Net Income (Loss)	50%	$(1.25)	$(1.14	)(1)	$(0.91)	$0.41	120%
					Total Bonus %		96%

(1)	Target included the potential bonus expense for the Fourth quarter of 2011.

		Q4 Company Performance Goals
	Weighting	Mr. Hutto				Actual Q4 Results ($ mil.)	Q4Bonus %
Metric		Threshold ($ mil.)	Target ($ mil.)		Maximum ($ mil.)
Revenue	50%	$19.91	$22.12		$26.54	$25.51	115.2%
Adjusted Net Income (Loss)	50%	$(1.25)	$(1.14	)(1)	$(0.91)	$0.41	120%
					Total Bonus %		117.6%

(1)	Target included the potential bonus expense for the Fourth quarter of 2011.

As noted above, the NCCG Committee determined that offering cash bonuses in fourth quarter 2011 based in part upon the achievement of Adjusted Net Losses was necessary and appropriate in light of the fact that we were undertaking a large-scale diversification effort, including the acquisition of many new businesses and that such losses were anticipated and necessary to complete the diversification effort believed by our Board of Directors to be in our best interests and our long term prospects.

Fourth Quarter Bonus: Individual Performance Component

As noted above, beginning in the third quarter 2011 Mr. Clarke was evaluated solely on company-wide financial goals. The individual performance component of each other Named Executive Officer’s bonus, except for Mr. Hutto’s, was determined by the NCCG Committee and actual bonuses could range between 0% and 150% of target. Mr. Hutto was not a Named Executive Officer at the end of 2010, and therefore, our Chief Executive Officer directly oversaw decisions regarding his performance evaluations pursuant to his individual performance component, instead of the NCCG Committee. Except as noted above, the NCCG Committee’s assessment was based on performance against pre-set strategic objectives and for Named Executive Officers, except the Chief Executive Officer, the general recommendations and performance evaluations of the Chief Executive Officer. For the Fourth Quarter period, the NCCG Committee’s bonus decisions were based upon the following individual goals.

Michael A. Sawtell — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Sawtell’s individual performance bonus component at 110% of target. Mr. Sawtell’s goals were tied to achievement of the following key strategic objectives: successfully ramping our telesales efforts, achieving certain revenue goals, and establishing a product roadmap for certain business units. The NCCG Committee’s decision to award an amount above target was based on over achievement of all goals, except for the goal related to product roadmap, which was underachieved.

Kenneth S. Cragun — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Cragun’s individual performance bonus component at 100% of target. Mr. Cragun’s goals were tied to achievement of the following key strategic objectives: enhancing corporate presentation materials, strengthening controls on access to certain reporting functions, implementing certain accounting systems, and analyzing competitor key performance indicators. The NCCG Committee’s decision to award an amount at target was based on achievement of each of these goals satisfactorily.

Michael O. Plonski — Based in part on the Chief Executive Officer’s recommendation, the NCCG Committee approved Mr. Plonski’s individual performance bonus component at 100% of target. Mr. Plonski’s goals were tied to achievement of the following key strategic objectives: improving search relevance, developing our technology organization, developing processes and strategies to meet our future technology needs, enhancing our technology touch points with partners and consumers, and developing certain revenue initiatives. The NCCG Committee’s decision to award an amount at target was based on achievement of each of these goals satisfactorily.

Peter S. Hutto — Based on the Chief Executive Officer’s recommendation, Mr. Hutto’s individual performance bonus component was set at 99% of target. Mr. Hutto’s goals were tied to achievement of the following key strategic objectives: certain M&A initiatives, including a small acquisition, certain revenue and income goals for recently acquired businesses, and development of a go-forward M&A strategy. The decision to award an amount slightly below target was based on achievement of most goals satisfactorily, partially offset by slight underachievement the development of M&A strategy.

Total Fourth Quarter bonuses for our Named Executive Officers are summarized in the following table.

Executive Officer	Total Q4 Target Bonus	Performance Components	Actual Bonus %	Actual Q4 Cash Bonus	Amount of Q3 Bonus Paid With Q4 Bonus (1)
Heath B. Clarke	$85,546	Company (100)%	96%	$82,124
		Individual (0)%	0%	$0

				$82,124	$11,517

Michael A. Sawtell	$43,050	Company (75)%	96%	$30,996
		Individual (25)%	112%	$12,081

				$43,077	$5,020

Kenneth S. Cragun	$31,570	Company (70)%	96%	$21,215
		Individual (30)%	100%	$9,471

				$30,686	$2,975

Michael O. Plonski	$31,463	Company (70)%	96%	$21,143
		Individual (30)%	100%	$9,439

				$30,582	$4,240

Peter S. Hutto	$28,651	Company (50)%	118%	$16,844
		Individual (50)%	99%	$14,111

				$30,955	$0

Stanley B. Crair	—	—	—	—	—

(1)	For the Third Quarter 2011, the NCCG Committee determined that no amount over 100% of the Target Bonus would be paid to an Named Executive Officer unless and until we delivered Adjusted Net Income in any fiscal quarter up to and including the second quarter 2012. Instead, any amounts over 100% of the Target Bonus that would otherwise have been payable to the Named Executive Officers for the Third Quarter 2011 were held pending either the achievement of Adjusted Net Income or the forfeiture of such amounts. In the Fourth Quarter 2011, we achieved Adjusted Net Income and the amounts withheld in the Third Quarter of 2011 were paid to the Named Executive Officers.

Discretionary Bonuses

In the first quarter of 2011, the NCCG Committee awarded Mr. Clarke a bonus of $40,278 as additional consideration for Mr. Clarke’s exemplary performance.

Retention Bonus

In connection with our acquisition of substantially all of the assets of Rovion from DGLP, we entered into an employment agreement with Mr. Sawtell which provided for, among other things, the payment of a retention bonus equal to $375,000 over a period of 24 months following the closing of the acquisition, subject to the Rovion business achieving certain performance thresholds. In connection with the performance thresholds, we also agreed to certain funding commitments to the Rovion business post-close. In November 2011, we and Mr. Sawtell entered into an amendment to his then-Amended and Restated Employment Agreement which provided for a reduction of his retention bonus to $282,500 and eliminated the performance thresholds in consideration for the termination of our funding obligations. In 2011, Mr. Sawtell received a total of $131,563 in retention bonus payments.

Long-Term Incentive Equity Awards

We rely on long-term incentive equity awards as a key element of compensation for our executive officers so that a substantial portion of their total direct compensation is tied to increasing our market value. We have historically made annual grants of stock options to align the interests of our executives with those of our shareholders, while promoting focus by our executives’ on our long-term financial performance, and, through staggered grants with extended time-based vesting requirements, to enhance long-term retention of our executives.

The NCCG Committee considers competitive grant data for comparable positions as well as various subjective factors primarily relating to the responsibilities of the individual executive, past performance, and the executive’s expected future contributions and our value when determining the size of equity-based awards. Additionally, the NCCG Committee also considers the executive’s historic total compensation, including prior equity grants and value realized from those grants, as well as the number and value of shares owned by the executive, the number and value of shares which continue to be subject to vesting under outstanding equity grants previously made to such executive, and each executive’s tenure, responsibilities, experience and our value. No one fact is given any specific weighting and the NCCG Committee exercises its judgment to determine the appropriate size of awards.

Unlike prior years, our 2011 long-term incentive grants to our Named Executive Officers were not solely in the form of stock options with an exercise price that is equal to the closing price of our common stock on the grant date, but also consisted of a restricted stock unit (“RSU”) component which utilized the fair market value of our common stock on the grant date when valuing such grants. As a consequence, our Named Executive Officers will realize some actual, delivered compensation regardless of whether our stock price appreciates or not, but will also be highly incentivized to receive additional delivered compensation value only if our shareholders realize value through stock price appreciation after the date of grant of the options. The NCCG Committee decided to grant RSUs in addition to stock options to, among other things, encourage ownership of our equity by our Named Executive Officers. Both the RSUs and the stock options function as a retention incentive for our executives as they generally vest in installments over a period of three years after the date of grant.

2011 and 2012 Annual Equity Grants.      In December 2011, the NCCG Committee approved grants of stock options and RSUs to each of the then-employed Named Executive Officers. The NCCG Committee approved a normal grant for 2011 and a partial grant of 50% of the typical equity grant for 2012. The NCCG Committee determined that providing the Named Executive Officers in 2011, with a portion of the grant such Named Executive Officer would typically receive in 2012, would provide additional long term incentive to the Named Executive Officers and serve as a retention tool for such Named Executive Officers during a period of transition for us. The NCCG Committee considered the factors identified above in determining the amounts of these grants. The stock option and RSU awards granted to the Named Executive Officers in December 2011, for the 2011 annual equity grant are scheduled to vest over a three-year period, beginning in December 2012, and January 2013, respectively, contingent on the executive’s continued employment with us through the vesting period, subject to certain earlier vesting in the event of certain severance and change in control scenarios, each as more particularly described below. The stock option and RSU awards granted to the Named Executive Officers in December 2011, for the 2012 annual equity grant are scheduled to vest over a three-year period, beginning in December 2013 and January 2014, respectively, contingent on the executive’s continued employment with us through the vesting period, subject to certain earlier vesting in the event of certain severance and change in control scenarios, each as more particularly described below. For 2012, the NCCG Committee intends to grant only 25% of the typical equity grant that would be made to the Named Executive Officers in light of the earlier grant of 50% of the typical equity grant made to the Named Executive Officers in 2011, for 2012. As a result, we expect to make total grants of 75% of the typical equity grants that would be made to the Named Executive Officers in 2012, allowing us to retain the remaining 25% of such typical equity grants for later use under our equity plan.

Grant Practices.      We do not have any plan, program, or practice to time the grant of equity-based awards to our executives or any of our employees in coordination with the release of material non-public information. All equity grants are made under our stock plans, which have been approved by our stockholders. The per share exercise price of stock options cannot be less than the closing sale price of our common stock on the grant date. The NCCG Committee typically makes annual equity grants in the month of December and when an officer begins employment or is promoted.

Severance and Change in Control Severance Benefits

We provide severance, including change-in-control severance, to each of the Named Executive Officers as well as other members of our management team, as provided for in their respective employment agreements. It is the belief of the NCCG Committee that the severance offered by us helps to retain our management team, including its Named Executive Officers, by providing a stable work environment in which these employees are provided certain economic benefits in the event their employment is actually or constructively terminated, including in connection with a change in control. It also helps to create a mutually beneficial separation as we are able to secure a release from claims. We believe that the occurrence, or potential occurrence, of a change-in-control transaction may create uncertainty regarding continued employment of our executives and other key employees and the change-in-control severance benefits offered by us will alleviate much of that uncertainty. The material terms of the change-in-control severance benefits offered to our Named Executive Officers are described below in the section entitled “Employment Agreements and Change in Control Arrangements with Our Named Executive Officers.”

In providing severance agreements, the NCCG Committee considers best practices. Severance benefits available following a change in control are provided only on a “double-trigger” basis which means that there must be both a change in control and a termination, either actually or constructively, of the eligible employee’s employment in the circumstances described in the “Employment Agreements and Change in Control Arrangements with Our Named Executive Officers” section below. In addition, our amended agreements with our Named Executive Officers do not contain excise tax gross-up provisions or “single-trigger” severance payment provisions. We do not maintain any severance plans beyond the severance benefits provided for in the employment agreements with our Named Executive Officers and other members of our management team.

Under their employment agreements, each of our Named Executive Officers, including Mr. Clarke, would be entitled to severance benefits in the event of his termination by us without cause or by the Named Executive Officer for good reason, or to due to his disability and, to a lesser extent, his death. The NCCG Committee determined that it is appropriate to provide the Named Executive Officers with these severance benefits under these circumstances in light of their positions with us, general competitive practices, and as part of their overall compensation package.

The Named Executive Officers and certain other members of the management team are also entitled to accelerated vesting of all of their respective stock option awards in the event of a change in control or a termination without cause by us or a termination for good reason by the Named Executive Officer within the 120 day period preceding or following a change in control. Further, if accelerated vesting of all stock option awards is not available as described above, the Named Executive Officers and certain other members of the management team are entitled to accelerated vesting of those stock option awards that would vest during the initial period of their employment agreements with us in the event of a termination without cause by us or a termination for good reason by the Named Executive Officer outside of the 120 day period preceding or following a change in control. The NCCG Committee determined that this severance benefit was appropriate for each of its Named Executive Officers and certain of its management team based upon their positions with us, general competitive practices, and as part of their overall package.

Recipients of long-term incentive equity awards are also entitled to limited severance protections with respect to awards granted prior to the applicable severance event. The NCCG Committee determined that these protections help maximize the retention benefits to us of the long-term incentive equity awards and are consistent with general competitive practices.

Risk Considerations

The NCCG Committee has reviewed our compensation programs for our named executive officers and our employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the company. The NCCG Committee believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure that our performance is focused on long-term results. In general, bonus opportunities for our employees are capped, and we have discretion to reduce bonus payments or pay no bonus at all based on the individual performance component and other factors that we determine are appropriate given the particular circumstances. Similar to our named executive officers, a substantial portion of the compensation for all of our employees generally is delivered in the form of equity awards, that are intended to further align the interests of our employees with those of our stockholders.

With specific regard to our executives, including our named executive officers, the NCCG Committee has determined that the following compensation design features and risk oversight features provide protection against excessive risk-taking:

•

Our board of directors as a whole has responsibility for risk oversight and regularly reviews the areas of focus of our board committees. Our board committees report their deliberations to the full board on a regular basis. Additionally, the board considers the strategic, financial and execution risks that are associated with the operations, financial and capital decisions that impact on determinations of compensation under our compensation programs.

•

Our named executive officers are motivated to carefully assess risks as a majority of their compensation is performance-based, meaning unless they guard against risks, their compensation could also be negatively impacted.

•

Our NCCG Committee regularly discusses the reasonable range of future company performance expectations with our CEO, which provides the NCCG Committee with insight into the design and funding of our executive bonus plan.

•

In order to ensure a long-term focus by management, we have mitigated the incentives in our annual cash bonus program by capping annual bonus potential to a percentage of base salary, which represents a relatively small percentage of our executives’ total compensation opportunities.

•	Given that a high percentage of our overall pay mix for named executive officers is equity-based:

•

We provide competitive base salaries to our named executive officers to provide a steady income while allowing them to focus on our long-term performance rather than on short-term stock price fluctuations;

•

We design our bonus plan for named executive officers to be focused on financial performance metrics, which in combination with our use of equity awards that are subject to long-term vesting conditions; focuses our executives on driving long-term stockholder value and incentivizes them to avoid decisions that only benefit short-term results that may not be consistent with our long-term interests;

•	Our equity grants typically vest over a three-year vesting period to ensure our named executive officers have significant value tied to long-term stock price performance;

•	We prohibit speculative and hedging transaction involving our securities, which prevents our executive officers from insulating themselves from the effects of poor company stock price performance; and

•

We have internal controls over financial reporting, the measurement and calculation of compensation goals, and other financial, operational, and compliance policies and practices that are designed to keep our compensation programs from being susceptible to manipulation by any employee, including our named executive officers.

Nominating, Compensation and Corporate Governance Committee Report

The NCCG Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis Section of this proxy statement. Based upon this review and discussion, the NCCG Committee recommended to the Board of Directors that the Compensation Discussion and Analysis Section be included in this proxy statement.

NCCG Committee of the Board of Directors

John E. Rehfeld (Chairman)
Theodore E. Lavoie
Philip K. Fricke
Norman K. Farra
June 8, 2012

EXECUTIVE COMPENSATION

Summary Compensation

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2011, 2010 and 2009, by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers in 2011. We refer to our Chief Executive Officer, Chief Financial Officer and these other executive officers as the named executive officers in this proxy statement for our 2012 annual stockholders meeting.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Heath B. Clarke (2)	2011	421,365	45,862	55,418	162,153	348,252	34,752	1,067,802
Chief Executive Officer and	2010	382,500	—	—	454,047	333,226	600	1,170,373
Chairman of the Board	2009	310,833	—	—	105,331	246,289	—	662,453
Michael A. Sawtell (3)	2011	185,298	—	32,747	580,494	136,809	156,563	1,091,911
President and Chief
Operating Officer
Kenneth S. Cragun (4)	2011	274,311	3,336	21,831	212,146	126,073	14,165	651,862
Chief Financial Officer	2010	206,277	—		141,568	74,689	289	422,823
and Secretary
Michael O. Plonski (5)	2011	273,835	—	—	—	122,743	25,142	421,720
Chief Technology Officer	2010	264,000	—	—	53,660	126,645	1,634	445,939
	2009	113,331	—	—	942,136	88,636	75,000	1,219,103
Peter S. Hutto (6)	2011	224,067	—	12,595	36,853	115,482	6,600	395,597
Sr. Vice President
Corporate Development
Stanley B. Crair (7)	2011	107,625	—	—	—	43,993	466,743	618,361
Former President and Chief	2010	278,500	—	—	268,300	167,493	4,400	718,693
Operating Officer	2009	256,667	—	—	57,345	157,906	—	501,459

(1)	The fair value of each restricted stock unit award is calculated on the date of grant using the closing price of our common stock as reported by the Nasdaq. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year Option Granted	Expected Life	Volatility	Risk Free Interest Rate	Dividend Yield
2011	5.2 years	85.35%	1.40%	None
2010	5.2 years	86.48%	1.85%	None
2009	7.0 years	100.00%	3.13%	None

(2)	During 2011, Mr. Clarke received other compensation of $34,752 for payout of accrued vacation. During 2011, Mr. Clarke also received bonuses of $40,278 for certain exemplary performance and $5,584 as a bonus related to cost saving measures at the Company. During 2010, Mr. Clarke received a matching contribution to his 401(k) account from us in the amount of $600.

(3)	Mr. Sawtell joined us on May 5, 2011, and was paid his salary from that date. During 2011, Mr. Sawtell received retention payments of $156,563, as was negotiated in connection with our acquisition of the assets of Rovion.

(4)

Mr. Cragun was promoted to interim chief financial officer and became a Named Executive Officer in October 2010. As a result, the 2011 Summary Compensation Table only includes his 2011 and 2010 compensation information. During 2011, Mr. Cragun received other compensation of $14,165 for payout of accrued vacation. Mr. Cragun also received a bonus of $3,336 related to cost saving measures at the Company. During 2010, Mr. Cragun received a matching contribution to his 401(k) account from us in the amount of $289.

(5)	Mr. Plonski joined us on July 27, 2009, and was paid his salary from that date. During 2009, Mr. Plonski received other compensation of $75,000 for relocation. During 2010, Mr. Plonski received a matching contribution to his 401(k) account from us in the amount of $1,634. During 2011, Mr. Plonski received other compensation of $25,142 for payout of accrued vacation. Mr. Plonski’s employment with the Company ended on December 31, 2011.

(6)	Mr. Hutto was not a named executive officer prior to 2011. As a result, the 2011 Summary Compensation Table only includes his 2011 compensation information. During 2011, Mr. Hutto received other compensation of $6,600 for car allowance.

(7)	Mr. Crair’s employment with the Company ended on May 11, 2011. During 2010, Mr. Crair received a matching contribution to his 401(k) account from us in the amount of $4,400. During 2011, Mr. Crair received a severance payment of $466,743.

Grants of Plan-Based Awards — 2011

The following table provides information regarding grants of plan-based awards that we granted to the named executive officers during the fiscal year ended December 31, 2011. All option awards were granted at the fair market value of our Common Stock on the date of grant, as determined by our Board. Each option award represents the right to purchase one share of our Common Stock. None of the shares subject to option awards are vested at the time of grant and 33.33% of the shares subject to such option grants vest on the date which is one year or two years from the date of grant. The remainder of the shares vests in equal quarterly installments over the eight quarters thereafter. Restricted stock awards vests 33.33 % on January 1 following the one year or two year anniversary from the date of grant. The remainder of the restricted stock award vests in equal annual installments on January 1, over the 2 years thereafter.

2011 Equity Awards Granted

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Heath B. Clarke	12/9/2011	—		77,000	(1)	2.29	119,481
	12/9/2011	—		27,500	(2)	2.29	42,672
	12/9/2011	13,200	(3)	—		—	30,228
	12/9/2011	11,000	(4)	—		—	25,190
Michael A. Sawtell	5/5/2011	—		75,000	(1)	3.58	184,185
	5/12/2011	—		120,000	(1)	3.65	300,492
	12/9/2011	—		45,500	(1)	2.29	70,602
	12/9/2011	—		16,250	(2)	2.29	25,215
	12/9/2011	7,800	(3)	—		—	17,862
	12/9/2011	6,500	(4)	—		—	14,885
Kenneth S. Cragun	1/11/2011	—		42,000	(1)	5.14	148,268
	12/9/2011	—		30,333	(1)	2.29	47,068
	12/9/2011	—		10,833	(2)	2.29	16,810
	12/9/2011	5,200	(3)	—		—	11,908
	12/9/2011	4,333	(4)	—		—	9,923
Peter S. Hutto	12/9/2011	—		17,500	(1)	2.29	27,155
	12/9/2011	—		6,250	(2)	2.29	9,698
	12/9/2011	3,000	(3)	—		—	6,870
	12/9/2011	2,500	(4)	—		—	5,725

(1)	33.33% of total grant vests one year from the date of grant and the remainder vests quarterly over the next eight quarters.

(2)	33.33% of total grant vests two years from the date of grant and the remainder vests quarterly over the next eight quarters.

(3)	33.33% of total grant vests on January 1, 2013 and the remainder vests annually on January 1 over the next two years.

(4)	33.33% of total grant vests of January 1, 2014 and the remainder vests annually on January 1 over the next two years.

Employment Agreements and Change in Control Arrangements with Our Named Executive Officers

Employment Agreements

We entered into amended and restated employment agreements with each of Messrs. Clarke, Cragun, Hutto and Sawtell on December 9, 2011, and with Messrs. Plonski and Crair on April 26, 2010. Each of those employment agreements has a term of one year and automatically renews for additional one year terms unless either party terminates it with at least 30 days notice to the other party.

If we terminate an executive’s employment agreement without cause (the definition of which is summarized below), or if an executive terminates his agreement with good reason (the definition of which is also summarized below), each as defined in the agreement, we are obligated to pay that executive: (i) his annual salary and other benefits earned prior to termination, (ii) his annual salary payable over one year after termination, (iii) an amount equal to all bonuses earned during the four quarters immediately prior to the termination date, payable in accordance with our standard bonus payment practices or immediately if and to the extent such bonus will be used by the executive to exercise stock options, (iv) benefits for 12 months following the date of termination, (v) the vesting of all options that would have vested had the executive’s employment agreement remained in force through the end of the initial one-year term of the amended and restated agreement will be fully vested immediately prior to such termination, (vi) the right for 12 months from the date of termination to exercise all vested options granted to the executive, and (vii) in the case of Mr. Sawtell only, the unpaid amount of his retention bonus.

Notwithstanding the foregoing, in the event of a change of control or a termination without cause or for good reason by the executive within 120 days of a change of control, all options granted to the executive will be immediately vested and remain exercisable through the end of the option term as if the executive were still employed by us. Furthermore, in the event of a termination without cause of for good reason by the executive in connection with a change of control, we are obligated to pay that executive: (i) his annual salary and other benefits earned prior to termination; (ii) 1.25 times his annual salary payable in a lump sum; (iii) an amount equal to 1.25 times all bonuses earned during the four quarters immediately prior to the termination date or immediately prior the date of the change of control, whichever is greater, payable in a lump sum; and (iv) benefits for 15 months following the date of termination.

Under the terms of the agreements, a change of control is deemed to have occurred generally in the following circumstances:

•	The acquisition by any person of 35% or more of our securities, exclusive of securities acquired directly from us;

•	The acquisition by any person of 50% or more of the combined voting power of our then outstanding voting securities;

•	Certain changes in the composition of our Board of Directors;

•	Certain of our mergers and consolidations where certain voting thresholds or ownership thresholds are not maintained; and

•	The approval of our plan of liquidation or the consummation of the sale of all or substantially all of our assets where certain voting thresholds are not maintained.

Under the terms of the agreements, “cause” is generally defined as:

•

Conviction of a felony involving the crime of theft or a related or similar act of unlawful taking, or a felony involving the federal or California securities or pension laws, or any felony, which results in material economic harm to us;

•

Engagement in the performance of the executive’s duties or otherwise to the material and demonstrable detriment to us, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

•	Failure to adhere to lawful and reasonable directions of our Board of Directors or failure to devote substantially all of the business time and effort to us, upon notice; and

•	Material breaches of the agreement by executive.

Under the terms of the agreements, good reason is generally defined as:

•	A reduction in salary or failure to pay salary when due;

•	A material diminution in the executive’s title, authority, duties, reporting relationship or responsibilities;

•	Material breach of the agreement by us;

•	Failure to have any successor in interest to us assume the employment agreement;

•	A relocation of the executive to offices farther than 25 miles away from the location set forth in the agreement;

•	A change in executive’s reporting; and

•	The assignment to executive of any duties or responsibilities which are inconsistent with her status, position or responsibilities.

Separation Agreements

On May 11, 2011, we entered into a separation and general release agreement (“Separation Agreement”) with Stanley B. Crair, our former chief operating officer and president. Under the terms of the Separation Agreement, we paid Mr. Crair his unpaid, earned wages and unused vacation pay and are obligated to pay him $287,000, representing one year’s base salary, in equal installments over the twelve month period following his separation. We will also pay Mr. Crair a bonus of $174,962, representing bonus earned over the previous four quarters immediately prior to the Separation Agreement, payable in accordance with our bonus payment structure over the twelve month period following his separation. In addition, we have agreed to pay 100% of Mr. Crair’s health insurance premiums through May 2012 to the extent Mr. Crair elected to continue his health care insurance coverage under COBRA. Mr. Crair has the right to exercise any vested stock option through May 11, 2012. On December 31, 2011, we entered into a separation and general release agreement (“Separation Agreement”) with Michael O. Plonski, our former chief technology officer. Under the terms of the Separation Agreement, we paid Mr. Plonski his unpaid, earned wages and unused vacation pay and are obligated to pay him $279,670, representing one year’s base salary, in equal installments over the twelve month period following his separation. We will also pay Mr. Plonski a bonus of $120,193, representing bonus earned over the previous four quarters immediately prior to the Separation Agreement, payable in accordance with our bonus payment structure over the twelve month period following his separation. In addition, we have agreed to pay 100% of Mr. Plonksi’s health insurance premiums through December 2012 to the extent Mr. Plonski elected to continue his health care insurance coverage under COBRA. Mr. Plonski has the right to exercise any vested stock option through December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End – 2011

The following table sets forth the number of shares of Common Stock subject to exercisable and unexercisable stock options and number of unvested restricted stock units held as of December 31, 2011, by each of our Named Executive Officers.

2011 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Heath B. Clarke	29,676	—		16.59	1/14/2015	—		—
	10,331	—		5.53	5/18/2015	—		—
	15,000	—		9.90	6/3/2015	—		—
	26,512	—		6.79	11/15/2015	—		—
	29,642	—		4.21	3/9/2016	—		—
	67,500	—		4.74	12/13/2017	—		—
	67,500	—		4.74	12/13/2017	—		—
	33,749	33,751	(1)	4.74	6/3/2018	—		—
	64,100	6,737	(2)	1.57	3/12/2019	—		—
	36,666	73,334	(3)	6.01	12/10/2020	—		—
	—	77,000	(4)	2.29	12/9/2018	—		—
	—	27,500	(5)	2.29	12/9/2018	—		—
	—	—		—	—	13,200	(6)	27,984
	—	—		—	—	11,000	(7)	23,320
Michael A. Sawtell	—	75,000	(8)	3.58	5/5/2021	—		—
	—	120,000	(9)	3.65	5/12/2021	—		—
	—	45,500	(4)	2.29	12/9/2018	—		—
	—	16,250	(5)	2.29	12/9/2018	—		—
	—	—		—	—	7,800	(6)	16,536
	—	—		—	—	6,500	(7)	13,780
Kenneth S. Cragun	37,666	8,334	(10)	2.31	4/1/2019	—		—
	9,583	9,584	(11)	2.31	4/1/2019	—		—
	—	19,166	(12)	2.31	4/1/2019	—		—
	8,333	16,667	(13)	4.85	10/18/2020	—		—
	4,333	8,667	(3)	6.01	12/10/2020	—		—
	—	42,000	(14)	5.14	1/11/2021	—		—
	—	30,333	(4)	2.29	12/9/2018	—		—
	—	10,833	(5)	2.29	12/9/2018	—		—
	—	—		—	—	5,200	(6)	11,024
	—	—		—	—	4,333	(7)	9,186
Michael O. Plonski	96,629	32,501	(15)	4.34	8/11/2019	—		—
	10,055	25,278	(16)	4.34	8/11/2019	—		—
	—	43,333	(17)	4.34	8/11/2019	—		—
	—	43,334	(18)	4.34	8/11/2019	—		—
	4,333	8,667	(3)	6.01	12/10/2020	—		—
Peter S. Hutto	55,000	—		7.11	10/21/2015	—		—
	3,126	—		4.71	3/6/2017	—		—
	12,779	—		4.74	12/13/2017	—		—
	19,167	—		4.74	12/13/2017	—		—
	9,582	9,584	(1)	4.74	12/13/2017	—		—
	11,667	—		1.66	10/28/2018	—		—
	19,951	1,814	(2)	1.57	3/12/2019	—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
	12,666	25,334	(3)	6.01	12/10/2020	—		—
	—	17,500	(4)	2.29	12/9/2018	—		—
	—	6,250	(5)	2.29	12/9/2018	—		—
	—	—		—	—	3,000	(6)	6,360
	—	—		—	—	2,500	(7)	5,300
Stanley B. Crair	118,000	—		7.75	12/11/2012	—		—
	15,500	—		6.29	12/11/2012	—		—
	40,000	—		3.83	12/11/2012	—		—
	44,500	—		3.49	12/11/2012	—		—
	48,750	—		4.74	12/11/2012	—		—
	44,687	—		4.74	12/11/2012	—		—
	24,374	—		4.74	12/11/2012	—		—
	33,674	—		1.57	12/11/2012	—		—
	21,666	—		6.01	12/11/2012	—		—

(1)	33.33% of total grant vested on June 3, 2011, and the remainder vests each quarter over the next eight quarters commencing after June 3, 2011.

(2)	33.33% of total grant vested on March 12, 2010, and the remainder vests each quarter over the next eight quarters commencing after March 12, 2010.

(3)	33.33% of total grant vested on December 10, 2011, and the remainder vests each quarter over the next eight quarters commencing after December 10, 2011.

(4)	33.33% of total grant vests on December 9, 2012, and the remainder vests each quarter over the next eight quarters commencing after December 9, 2012.

(5)	33.33% of total grant vests on December 9, 2013, and the remainder vests each quarter over the next eight quarters commencing after December 9, 2013.

(6)	33.33% of total grant vests on January 1, 2013, and the remainder vests each year on January 1 over the next two years commencing after January 1, 2013.

(7)	33.33% of total grant vests on January 1, 2014, and the remainder vests each year on January 1 over the next two years commencing after January 1, 2014.

(8)	33.33% of total grant vests on May 5, 2012, and the remainder vests each quarter over the next eight quarters commencing after May 5, 2012.

(9)	33.33% of total grant vests on May 12, 2012, and the remainder vests each quarter over the next eight quarters commencing after May 12, 2012.

(10)	33.33% of total grant vested on April 1, 2010, and the remainder vests each quarter over the next eight quarters commencing after April 1, 2010.

(11)	33.33% of total grant vested on April 1, 2011, and the remainder vests each quarter over the next eight quarters commencing after April 1, 2011.

(12)	33.33% of total grant vests on April 1, 2012, and the remainder vests each quarter over the next eight quarters commencing after April 1, 2012.

(13)	33.33% of total grant vested on October 18, 2011, and the remainder vests each quarter over the next eight quarters commencing after October 18, 2011.

(14)	33.33% of total grant vests on January 11, 2012, and the remainder vests each quarter over the next eight quarters commencing after January 11, 2012.

(15)	33.33% of total grant vested on July 27, 2011, and the remainder vests each quarter over the next eight quarters commencing after July 27, 2011.

(16)	33.33% of total grant vests on July 27, 2012, and the remainder vests each quarter over the next eight quarters commencing after July 27, 2012.

(17)	33.33% of total grant vests on July 27, 2013, and the remainder vests each quarter over the next eight quarters commencing after July 27, 2013.

(18)	33.33% of total grant vested on April 30, 2010 and the remainder vests each quarter over the next eight quarters commencing after April 30, 2010.

Options Exercises and Stock Vested — 2011

There were no stock options exercised nor stock awards vested during the fiscal year ended 2011 for our Named Executive Officers.

Transactions with Related Persons

Our Audit Committee monitors and reviews issues involving potential conflicts of interest and approves all transactions with related persons as defined in Item 404 of Regulation S-K under the securities laws. Examples of such transactions that must be approved by our Audit Committee include, but are not limited to any transaction, arrangement, relationship (including any indebtedness) in which:

•	the aggregate amount involved is determined to by the Audit Committee to be material;

•	we are a participant; and

•	any of the following has or will have a direct or indirect interest in the transaction:

•	an executive officer, director, or nominee for election as a director;

•	a greater than five percent beneficial owner of our Common Stock; or

•	any immediate family member of the foregoing.

When reviewing transactions with related person, the Audit Committee applies the standards for evaluating conflicts of interest outlined in the Company’s written Code of Business Conduct and Ethics. There were no reportable transactions during 2011.

Termination and Change of Control Benefits

The table below sets forth estimated payments with respect to our Named Executive Officers upon the termination of employment with us under various circumstances and upon a change in control (“CIC”), calculated as of December 31, 2011.

	Involuntary For Cause or Without Good Reason	Involuntary Without Cause or For Good Reason	Death/ Disability	Involuntary Without Cause or For Good Reason In Connection With CIC
Heath B. Clarke
Cash Severance	$—	$776,162	$776,162	$970,203
Michael A. Sawtell
Cash Severance(1)	$—	$571,746	$571,746	$676,949
Kenneth S. Cragun
Cash Severance	$—	$403,985	$403,985	$504,981
Michael O. Plonski
Cash Severance	$—	$403,263	$403,263	$504,079
Peter S. Hutto
Cash Severance	$—	$343,821	$343,821	$429,776
Stanley B. Crair (2)	—	—	—	—

(1)	Includes $150,938 of retention bonus that remained unpaid as of December 31, 2011.

(2)	Mr. Crair’s employment with us ended on May 11, 2011. The terms of his severance are set forth above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the NCCG Committee is an officer or employee of Local.com, and none of our executive officers serve as a member of a compensation committee of any entity that has one or more executive officers serving as a member of our NCCG Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Copies of the reports filed with the SEC are required by SEC Regulation to be furnished to Local.com. Based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, we believe each reporting person has complied with the disclosure requirements with respect to transactions made during 2011, except that Michael Sawtell was not timely with one Form 4 filing with respect to a grant of stock options made to him on May 12, 2011, as such filing was made on May 24, 2011, due to an administrative oversight.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

BDO USA, LLP was engaged as our independent registered public accounting firm in March 2012 for the fiscal year ending December 31, 2012, upon the recommendation of our Audit Committee. Prior to the appointment of BDO USA, LLP, Haskell & White LLP had served as our independent registered public accounting firm for all fiscal years ending December 31, since 2003.

Changes in Registrant’s Certifying Accountant

On March 19, 2012, following our Audit Committee’s selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Haskell & White LLP (“H&W”) was notified that H&W was dismissed as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

None of the reports of H&W on our consolidated financial statements for either of the past two years or the subsequent interim period ending March 19, 2012, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. None of our management or Board of Directors had any disagreements with H&W, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to H&W’s satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements. There were no other “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K occurring within our two most recent fiscal years or the subsequent interim period ending March 19, 2012.

During the two fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through March 19, 2012, we had not consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us or oral advice was provided that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Proposal to Ratify Independent Registered Public Accounting Firm for 2012

Although it is not required to do so, the Audit Committee is submitting the appointment of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment. In the event ratification of this appointment of independent registered public accounting firm is not approved by a majority of the shares of Common Stock voting thereon, the Audit Committee will consider this fact in connection with its future appointment of an independent registered public accounting firm.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting where he or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for fiscal year ending December 31, 2012.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for professional audit services rendered by Haskell & White LLP for audit of our annual consolidated financial statements for the years ended December 31, 2011 and 2010, and fees billed for other services provided by Haskell & White LLP for the years ended December 31, 2011 and 2010.

	Years ended December 31,
	2011	2010
Audit Fees	$232,695	$255,004
Audit-Related Fees	44,100	16,354
Tax Fees	—	910
All Other Fees	5,500	950

Total Fees Paid	$282,295	$273,209

Audit Fees

Includes aggregate fees for the annual audit of our consolidated financial statements, review of our quarterly interim consolidated condensed financial statements and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Includes aggregate fees for the auditor’s consent for use of our audited consolidated financial statements in our S-3 registration statements, S-8 registration statement, our Form 10-K/A and review of our Form 8-K/A.

Tax Fees

Includes the aggregate fees for tax preparation, tax advice and tax planning.

All Other Fees

Includes the aggregate fees for services related to our acquisitions.

Our audit committee pre-approves all services provided by our independent registered public accounting firms.

PROPOSAL 3 — APPROVAL OF THE AMENDMENT TO THE 2011 OMNIBUS

INCENTIVE PLAN.

On May 8, 2012, the Board of Directors adopted an amendment to our 2011 Omnibus Incentive Plan (the “2011 Plan”), subject to the approval of the stockholders at our 2012 Annual Meeting, to increase the aggregate number of shares of our Common Stock that may be issued under the 2011 Plan by 1,800,000 additional shares of common stock, less the total number of shares of common stock that have been issued under the Plan from January 1, 2012, through the date of adoption of the amendment, an increase representing approximately 8.1% of our issued and outstanding Common Stock.

The 2011 Plan provides for equity awards to our employees, directors and consultants. Our Board believes that awards under the 2011 Plan help to attract, motivate and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with our performance, and maintain a culture based on employee stock ownership.

As of June 11, 2012, the per share closing price of the our Common Stock was $2.25 as reported on the NASDAQ Capital Market. As of June 11, 2012, 1,603,728 equivalent shares of our Common Stock were subject to outstanding awards under the 2011 Plan, no shares of our Common Stock had been issued pursuant to awards under the 2011 Plan. This leaves 260,999 equivalent shares of our Common Stock available under the 2011 Plan for future award grants, plus any shares of our Common Stock that are returned to the 2011 Plan under conditions which allow such shares of Common Stock to be reissued in future award grants under the 2011 Plan’s terms, which amount is not calculable. The calculation of equivalent shares assumes the approval of the amendment to the 2011 Plan pursuant to which currently outstanding restricted stock units, which were previously equivalent to 1.3 common shares, would now be equivalent to 1.41 common shares. In light of the purpose of the 2011 Plan, we do not believe the number of shares remaining available for issuance under future option grants is sufficient for our purposes going forward. As of June 11, 2012, our current executive officers and directors held awards totaling approximately 32.6% and all other employees held awards totaling approximately 67.4% of the total number of equivalent shares of our Common Stock that were subject to outstanding awards under the 2011 Plan. The calculation of equivalent shares assumes the approval of the amendment to the 2011 Plan pursuant to which currently outstanding restricted stock units, which were previously equivalent to 1.3 common shares, would now be equivalent to 1.41 common shares.

The following table sets forth the historical grant information for grants made to our directors, nominees for directors and named executive officers from our 2011 Plan:

	Grant Date	No. of Securities Underlying Options	No. of Securities Underlying Restricted Stock Units	Exercise Price	Vesting Schedule
Heath B. Clarke	12/9/2011	77,000	—	$2.29	(1)
	12/9/2011	27,500	—	$2.29	(2)
	12/9/2011	—	13,200	—	(3)
	12/9/2011	—	11,000	—	(4)
Michael A. Sawtell	12/9/2011	45,500	—	$2.29	(1)
	12/9/2011	16,250	—	$2.29	(2)
	12/9/2011	—	7,800	—	(3)
	12/9/2011	—		—	(4)
Kenneth S. Cragun	12/9/2011	30,333	—	$2.29	(1)
	12/9/2011	10,833	—	$2.29	(2)
	12/9/2011	—	5,200	—	(3)
	12/9/2011	—	4,333	—	(4)
Peter S. Hutto	12/9/2011	12,075	—	$2.29	(1)
	12/9/2011	4,313	—	$2.29	(2)
	12/9/2011	—	3,000	—	(3)
	12/9/2011	—	2,500	—	(4)

Total		223,884	47,033

(1)	33.33% of total grant vests one year from the date of grant and the remainder vests quarterly over the next eight quarters.

(2)	33.33% of total grant vests two years from the date of grant and the remainder vests quarterly over the next eight quarters.

(3)	Vests in 3 equal installments on January 1, 2013, January 1, 2014, and January 1, 2015.

(4)	Vests in 3 equal installments on January 1, 2014, January 1, 2015, and January 1, 2016.

Summary of the Amended 2011 Plan

The following summary of the principal features of the 2011 Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 2011 Plan, as amended, (the “Amended Plan”) which is attached to this proxy statement as Appendix B.

Purpose of the Amended Plan.    The purpose of the Amended Plan is to assist us and any subsidiaries we may have in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the Amended Plan.

Shares Available.    The maximum number of shares of Common Stock that are available for awards under the Amended Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is 2,680,151 shares, less 1.0 share of Common Stock for every 1.0 share of Common Stock that was subject to a stock option or stock appreciation right (“SAR”) granted after December 31, 2011, under our 2011 Plan and 1.41 shares of Common Stock for every 1.0 share of Common Stock that was subject to an award other than an option or SAR granted after December 31, 2011, under the 2011 Plan prior to the adoption of the amendment. Any shares of Common Stock that are subject to options or SARs granted under the Amended Plan shall be counted against this limit as 1.0 share of Common Stock for every 1.0 share of Common Stock granted. Any shares of Common Stock that are subject to awards other than options or SARs granted under the Amended Plan shall be counted against this limit as 1.41 shares of Common Stock for every 1.0 share of Common Stock granted. Since the original 2011 Plan was approved by stockholders, no awards may be granted under the Prior Plans.

If any shares of Common Stock subject to an award under the Amended Plan or, after December 31, 2010, any shares of Common Stock subject to an award under our 2004 Equity Incentive Plan, as amended (“2004 Plan”), our 2005 Equity Incentive Plan (“2005 Plan”), our 2007 Equity Incentive Plan (“2007 Plan”) and our 2008 Equity Incentive Plan, as amended (“2008 Plan” and together with the 2004 Plan, 2005 Plan, and 2007 Plan, the “Prior Plans”), are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the Amended Plan to the extent of the forfeiture, expiration or cancellation. The shares of Common Stock will be added back 1.0 share for every 1.0 share of Common Stock if the shares were subject to options or SARs granted under the Amended Plan or under the Prior Plans and (ii) as 1.41 shares for every 1.0 share of Common Stock if the shares were subject to awards other than options or SARs granted under the Amended Plan or under the Prior Plans. The following shares of Common Stock will not be added to the shares authorized for grant as described above: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to an award, (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise and (iv) shares repurchased in the open market with the proceeds from the exercise of an option.

Shares of Common Stock under awards made under the Amended Plan in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or a subsidiary combine (“Substitute Awards), do not reduce the maximum number of shares that are available for awards under the Amended Plan. In addition, if a company acquired by us or a subsidiary, or with which we or a subsidiary combine, has shares remaining available under a pre-existing plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Amended Plan and will not reduce the maximum number of shares of Common Stock that are available for awards under the Amended Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

The maximum number of shares of Common Stock that may be issued under the Amended Plan pursuant to the exercise of “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) is 2,680,151 (subject to the adjustment provisions described above).

Eligibility.    Options, SARs, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the Amended Plan. Options may be either incentive stock options or nonstatutory stock options. Awards may be granted under the Amended Plan to any employee and non-employee member of the Board of Directors, and any consultant or advisor who is a natural person and provides services to us or a subsidiary (except for incentive stock options which may be granted only to our employees).

Awards to be Granted to Certain Individuals and Groups.    As of June 11, 2012, approximately 130 employees and non-employee directors were eligible to participate in the Amended Plan. The NCCG Committee, in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants.    The Amended Plan provides that no participant may (i) be awarded options or SARs in any 36-month period to purchase more than 1,000,000 shares of common stock or (ii) earn restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be performance-based compensation under Section 162(m) of the Code with respect to more than 500,000 shares for each 12 months in the vesting or performance period. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be earned by any participant for each 12 months in a performance period with respect to performance-based awards that are intended to be performance-based compensation under Section 162(m) of the Code is $2,500,000. The dollar value of a cancelled award will continue to count against the $2,500,000 limit.

Administration.    The Amended Plan will be administered by the Committee (or a subcommittee) which shall consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of the principal U.S. national securities exchange on which the Common Stock is traded (the “Principal Exchange”), to the extent required by such rules. The Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the Amended Plan. The Committee may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the Amended Plan (to the extent not inconsistent with applicable law, including Section 162(m) of the Code, and the rules of the Principal Exchange), and (ii) to the extent permitted by law, delegate to an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers and the authority to take action on behalf of the Committee pursuant to the Amended Plan to cancel or suspend awards under the Amended Plan to key employees who are not directors or executive officers of the Company.

Stock Options.    The Committee may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of Common Stock covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted (except for Substitute Awards). Fair market value of the Common Stock is generally equal to the closing price for the Common Stock on the Principal Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported) , except for Substitute Awards. As of June 11, 2012, the closing price of the Common Stock as reported on the NASDAQ Stock Market was $2.25 per share.

The Amended Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of Common Stock previously acquired by the participant, any other form of consideration approved by the Committee and permitted by applicable law (including withholding of shares of Common Stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the Amended Plan expire no later than seven years from the date of grant (except (i) in the event of the participant’s death or disability, or (ii) if on the last day of the term the exercise of the option is prohibited by applicable law or the holder cannot purchase or sell shares of Common Stock due a “black-out period” under the Company’s insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be automatically extended for a 30-day period from the end of the prohibition or black-out period).

Stock Appreciation Rights.    The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Amended Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted (except for Substitute Awards). The term of an SAR may be no more than seven years from the date of grant (except (i) in the event of the participant’s death or disability, or (ii) if on the last day of the term the exercise of the SAR is prohibited by applicable law or the holder cannot sell shares of Common Stock due a black-out period under the Company’s insider trading policy, the term shall be automatically extended for a 30-day period from the end of the prohibition or black-out period). SARs are subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services.

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our Common Stock or other property, or any combination thereof, as the Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.    Restricted stock awards may be issued either alone or in addition to other awards granted under the Amended Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and the conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Awards of restricted stock that vest solely on continued employment generally will have a minimum vesting period of three years (which may be pro rata), except in the case of death, disability, retirement, a change in control, or special circumstances determined by the Committee, such as achievement of performance objectives. Grants to new hires to replace forfeited awards from a prior employer, and grants in payment of performance awards or other earned cash-based incentive compensation will have a minimum vesting period of one year. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of Common Stock and the right to receive cash dividends and share and property distributions on the shares (subject to the requirements for dividends on restricted stock that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Restricted Stock Unit Awards.    Awards of restricted stock units having a value equal to an identical number of shares of Common Stock may be granted either alone or in addition to other awards granted under the Amended Plan, and are also available as a form of payment of performance awards granted under the Amended Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including the number of units granted and the conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component (subject to the same vesting limitations discussed above for restricted stock awards). The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any cash dividends and share and other property distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividend equivalents on restricted stock units that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Other Share-Based Awards.    The Amended Plan also provides for the award of shares of Common Stock and other awards that are valued by reference to Common Stock or other property (“Other Share-Based Awards”). Such awards may be granted above or in addition to other awards under the Amended Plan. Other Share-Based Awards may be paid in cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, subject to the same vesting limitations discussed above for restricted stock awards. If determined by the Board, non-employee directors may receive Other Share-Based Awards in the form of deferred stock units instead of all or a portion of their annual retainers for their services as directors. Non-employee directors may also elect to receive Other Share-Based Awards in the form of deferred stock units instead of all or a portion of their annual and committee retainers for their services as directors, as well as annual meeting fees.

Performance Awards.    Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Performance Criteria.    At the Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. The performance goals also may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments to Awards Subject to Performance Criteria.    The Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria and is intended to be treated as performance-based compensation under Section 162(m) of the Code. The Committee may not waive achievement of performance goals for such awards, except in the case of death, disability or as otherwise determined by the Committee in special circumstances.

Dividends; Dividend Equivalents.    Awards other than options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

No Repricing.    The Amended Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the Company) unless stockholder approval is obtained. For purposes of the Amended Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award under the Amended Plan if the exercise price or grant price of the option of SAR is greater than the fair market value of the Common Stock, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange.

Nontransferability of Awards.     No award under the Amended Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Adjustments upon Changes in Capitalization.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our Common Stock or the value thereof, appropriate adjustments to the Amended Plan and awards will be made as the Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock available for awards under the Amended Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the Amended Plan, and the limits on the number of awards that any person may receive.

Termination of Employment.    The Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Amendment and Termination.    The Amended Plan may be amended or terminated by the Board of Directors except that stockholder approval is required for any amendment to the Amended Plan which increases the number of shares of Common Stock available for awards under the Amended Plan, expands the types of awards available under the Amended Plan, materially expands the class of persons eligible to participate in the Amended Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions prohibiting the repricing of stock options and SARs as described above under “No Repricing,” increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Amended Plan without the written consent of the participant.

The Amended Plan will expire on July 20, 2021, which is the 10th anniversary of the date of its original approval by stockholders, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the Amended Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual

Stock Options.    A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of Common Stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

Stock Appreciation Rights.    No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards.    The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of Common Stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.

Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction.    We generally will be entitled to a tax deduction in connection with an award under the Amended Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is treated as performance-based compensation under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the Amended Plan should qualify as performance-based compensation if the awards are made by the Committee and the exercise or grant price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Burn Rate Commitment

We commit to cap our average annual burn rate at 7.26% in fiscal years 2011, 2012 and 2013. In calculating our compliance with this maximum burn rate commitment, we define “burn rate” as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during our fiscal year. For the purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 1.5 shares.

Equity Compensation Plan Information

The following table sets forth aggregated information about the Company’s compensation plans (including the Amended Plan and all Prior Plans) under which equity securities of the Company are authorized for issuance as of December 31, 2011:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	5,117,131	$4.30	191,289
Equity compensation plans not approved by security holders	—	—	—

Total	5,117,131	$4.30	191,289

As of December 31, 2011, 5,117,131 shares were reserved for issuance under the Plan and the Prior Plans, collectively, in connection with outstanding stock options (with a weighted average exercise price of $4.30 and a weighted average remaining term of 6.7 years; there were no shares to be issued pursuant to any other type of award under the Prior Plans; and 111,547 Restricted Stock Units issued pursuant to the Plan. As of December 31, 2011, 191,289 shares remained available for future issuance under the Plan.

Required Vote

The approval of the Amendment to the Plan requires a majority of the total votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of all shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting with respect to such proposal. The Board of Directors is of the opinion that approval of the Amendment to the Plan is in the best interests of the Company and its stockholders and recommends a vote for the approval of the Amendment to the Plan. All proxies will be voted to approve the Amendment to the Plan unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2011 OMNIBUS INCENTIVE PLAN.

PROPOSAL 4 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION, AS DESCRIBED IN THIS PROXY STATEMENT.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the SEC.

As we discuss above under the caption “Compensation Discussion and Analysis,” the general compensation arrangements of the Company are guided by the following principles and business objectives:

•	It is our objective to hire and retain top talent in our industry in an exceptionally competitive marketplace, especially for key positions that directly contribute to creating stockholder value;

•

We reward the performance of our top contributors in key positions within our company by focusing our resources on them and their continued performance, while providing compensation at levels within our organization that rewards performance; and

•

We firmly believe that equity compensation is an important means of aligning the interests of our employees with those of our stockholders and focus our equity compensation on the key positions within our Company that we believe have the greatest impact on performance.

Our Company is guided by the above principles in its compensation philosophy for our executive officers, which has been designed to achieve the following two objectives:

•	Allow the Company to attract and retain the key executive talent it needs to achieve its business objectives by providing total compensation arrangements that are competitive and attractive; and

•

Establishing a direct correlation between the total executive compensation paid to the Company’s overall performance and improvements in performance, including the creation of shareholder value, and the individual performance and achievements.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our stockholders to indicate their support for the compensation of our executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Local.com Corporation (the “Company”) approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and disclosure.”

The say-on-pay vote is advisory and therefore, not binding; however, the NCCG Committee will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” the approval of our executive compensation, as described in this proxy statement.

OTHER MATTERS

The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

This proxy statement and the accompanying proxy card, together with a copy of our 2011 Annual Report, is being mailed to our stockholders on or about June 27, 2012. You may also obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, with all Exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Form 10-K if you write to us requesting one at 7555 Irvine Center Drive, Irvine, CA 92618. Exhibits filed with our Form 10-K will be provided upon written request, in the same manner noted above, at a nominal per page charge.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2012 Annual Meeting

Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our proxy statement with respect to the 2013 Annual Meeting should arrange for such proposal to be delivered to us at our principal place of business no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement, in order to be considered for inclusion in our proxy statement relating to such Annual Meeting or February 27, 2013. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer.

In addition, pursuant to our Bylaws, in order for business to be properly brought before the 2013 Annual Meeting by stockholders, including the nomination of a director, stockholders must submit a notice of the proposal to us between April 10, 2013 and May 10, 2013, or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2013 Annual Meeting of Stockholders is not held between July 8, 2013, and October 16, 2013, under our Bylaws, this notice must be provided not earlier than the one hundred twentieth day prior to the 2013 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the nineteenth day prior to the 2013 Annual Meeting or (b) the tenth day following the date on which public announcement of the date of such 2013 Annual Meeting is first made by us.

All such proposals and notices should be directed to Kenneth S. Cragun, Secretary, c/o Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618.

Proxy Solicitation

The proxies being solicited hereby are being solicited by us, the Board of Directors. The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our Common Stock, which are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will, upon request, reimburse those record holders for their reasonable expenses. Our officers and regular employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being made available to stockholders by its authority.

By Order of the Board of Directors

Kenneth S. Cragun

Chief Financial Officer and Secretary

June 12, 2012

Appendix B

Changes per the Amendment Appear in Underlined Bold Italics preceded and followed by ***.

LOCAL.COM CORPORATION

2011 OMNIBUS INCENTIVE PLAN ***, AS AMENDED***

Local.com Corporation (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2011 Omnibus Incentive Plan ***, as amended*** (the “Plan”).

1.    PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.    DEFINITIONS

2.1.  “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.  “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3.  “Board” shall mean the board of directors of the Company.

2.4.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.  “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.6.  “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

2.7.  “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8.  “Director” shall mean a member of the Board who is not an employee.

2.9.  “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10.  “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.11.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12.  “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13.  “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.14.  “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15.  “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.16.  “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.17.  “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.18.  “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.19.  “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.20.  “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.21.  “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.22.  “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.23.  “Prior Plans” shall mean, collectively, the Company’s 1999, 2000, 2004, 2005, 2007 and 2008 Equity Incentive Plans.

2.24.  “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25.  “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26.  “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27.  “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.28.  “SEC” means the Securities and Exchange Commission.

2.29.  “Shares” shall mean the shares of common stock of the Company, par value $0.00001 per share.

2.30.  “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.31.  “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.32.  “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.33.  “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.    SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.    (a) Subject to adjustment as provided in Section 12.2, a total of ***2,680,151*** Shares shall be authorized for grant under the Plan, less one (1) Share for every ***1.0*** Share that was subject to an option or stock appreciation right granted after December 31, ***2011*** under ***this Plan*** and ***1.41*** Shares for every ***1.0*** Share that was subject to an award other than an option or stock appreciation right granted after December 31, ***2011*** under ***this Plan***. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one ***1.0*** Share for every ***1.0*** Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as ***1.41*** Shares for every ***1.0*** Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b)  If any Shares (i) subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2010 subject to an award under the Prior Plans are forfeited, the award expires or the award is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or after December 31, 2010 an option under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award or after December 31, 2010 an award under the Prior Plans, and (ii) Shares subject to a Stock Appreciation Right or after December 31, 2010 a stock appreciation right under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof, and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or after December 31, 2010 options under the Prior Plans.

(c)  Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)  Any Shares that again become available for grant pursuant to this Section shall be added back as (i) ***1.0*** Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as ***1.41*** Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2.  Character of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.    ELIGIBILITY AND ADMINISTRATION

4.1.  Eligibility.    Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2.  Administration.    (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c)  To the extent not inconsistent with applicable law, including Section 162(m) of the Code with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Company (A) designate Employees (including officers) to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize and officers to designate himself or herself as the recipient of an Award.

5.    OPTIONS

5.1.  Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.  Award Agreements.    All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.  Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4.  Option Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

5.5.  Exercise of Options.    (a) Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)  Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing; provided, however, that if the Company is incorporated in the State of Delaware the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c)  Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the

Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6.  Form of Settlement.    In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7.  Incentive Stock Options.    The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be [1,440,000] Shares, subject to adjustment as provided in Section 12.2.

6.    STOCK APPRECIATION RIGHTS

6.1.  Grant and Exercise.    The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.  Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)  Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b)  The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)  The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)  The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than seven (7) years, except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(e)  An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f)  Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.  Grants.    Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

7.2.  Award Agreements.    The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3.  Rights of Holders of Restricted Stock and Restricted Stock Units.    Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreements; provided, however, in no event shall the Participant have voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4.  Minimum Vesting Period.    Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Restricted Stock Awards and Restricted Stock Unit shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year) from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or Consultants.

7.5  Issuance of Shares.    Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such book entry registration, certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.    OTHER SHARE-BASED AWARDS

8.1.  Grants.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2.  Award Agreements.    The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, stock or other property has been distributed.

8.3.  Minimum Vesting Period.    Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Other Share-Based Awards shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year) from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Other Share-Based Awards under Section 8.5 or in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or Consultants.

8.4.  Payment.    Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.5.  Deferral of Director Fees.    Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred stock units.

9.    PERFORMANCE AWARDS

9.1.  Grants.    Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2 or such other criteria as determined by the Committee in its discretion.

9.2.  Award Agreements.    The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.  Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.  Payment.    Except as provided in Article 11, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.    CODE SECTION 162(m) PROVISIONS

10.1.  Covered Employees.    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.  Performance Criteria.    If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the

Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.  Adjustments.    Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4.  Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.  Limitations on Grants to Individual Participants.    Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 36-month period with respect to more than 1,000,000 Shares and (ii) earn more than 500,000 Shares for each twelve (12) months in the vesting period or Performance Period with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares. In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each twelve (12) months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,500,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this section).

11.    CHANGE IN CONTROL PROVISIONS

11.1.  Impact on Certain Awards.    Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 11.2.

11.2.  Assumption or Substitution of Certain Awards.    (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)  Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c)  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such

Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.  Change in Control.    For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a)  Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more, excluding in the calculation of Beneficial Ownership securities acquired directly from the Company, of the combined voting power of the Company’s then outstanding voting securities;

(b)  Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing over fifty percent (50.00%) or more of the combined voting power of the Company’s then outstanding voting securities;

(c)  The following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, as of the Date of this Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of the at least two-thirds (2/3) of the directors then still in office who either were directors on the Date of this Agreement or whose appointment, election or nomination for election was previously so approved or recommended;

(d)  There is a consummated merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than fifty percent (50.00%) of the combined voting power of the voting securities of the Company or such surviving or parent equity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person, directly or indirectly, acquired twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates); or

(e)  The stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or the consummation of a sale of all or substantially all of the Company’s assets.

For purposes of this Section the following terms used above shall have the following meanings:

“Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act;

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and

“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company.

12.    GENERALLY APPLICABLE PROVISIONS

12.1.  Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders [to the extent required by such applicable law], amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase any of the limitations in Section 10.5. The Board may not (except pursuant to Section 12.2 or in connection with a Change in Control), without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right when the option price or grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2.  Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 10.5 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.  Transferability of Awards.    Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4.  Termination of Employment or Services.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a

Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5.  Deferral; Dividend Equivalents.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.    MISCELLANEOUS

13.1.  Award Agreements.    Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2.  Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3.  Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4.  Substitute Awards.    Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.  Cancellation of Award; Forfeiture of Gain.    Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a)  In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines, based on the results of the restatement, that a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards].

(b)  If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

13.6.  Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.  Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8.  Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.  Severability.    The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10.  Construction.    As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11.  Unfunded Status of the Plan.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.  Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13.  Effective Date of Plan; Termination of Plan.    The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14.  Foreign Employees and Consultants.    Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15.  Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16.  No Registration Rights; No Right to Settle in Cash.    The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17.  Data Privacy.    As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

13.18.  Indemnity.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.19.  Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

APPENDIX A

PROXY

LOCAL.COM CORPORATION

7555 Irvine Center Drive

Irvine, California 92618

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

LOCAL.COM CORPORATION

The undersigned hereby appoints Kenneth S. Cragun and Heath B. Clarke, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of LOCAL.COM CORPORATION which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders to be held at the offices of the offices of Dorsey & Whitney LLP, Plaza Tower, 600 Anton Boulevard, Suite 2000, Costa Mesa, CA 92626, on August 7, 2012, at 9:00 a.m. EDT, and at any and all adjournments or postponements thereof, as follows:

1. Election of Class II Director:

☐	FOR the nominee listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominee listed below

John E. Rehfeld

2. Proposal to ratify appointment of independent registered public accounting firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Proposal to approve the Amendment to the 2011 Omnibus Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. Advisory vote on executive compensation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR proposal number 2.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

▼  DETACH PROXY CARD HERE  ▼

Please Detach Here

You Must Detach This Portion of the Proxy Card

▼  Before Returning it in the Enclosed Envelope  ▼

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated June 12, 2012.

Dated:             , 2012

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.